All Parties Draft No 4: 21 September 2000



                              DATED 11 OCTOBER 2000



                             (1) JEFF WHITE & OTHERS

                                (2) VIZACOM, INC.




                                    AGREEMENT

                        for the sale and purchase of the

                         entire issued share capital of

                              Intermethods Limited






Eking Manning

                                 44 The Ropewalk

                                   Nottingham

                                     NG1 5EL

                               Tel: 0115 840 4499
                               Fax: 0115 840 5000
                                    DX: 10010

THIS AGREEMENT is made on 11 October 2000

PARTIES

     (1)  THE PERSONS whose names and addresses are set out in Schedule 1

     (2) VIZACOM, INC. a Delaware corporation of Glenpointe Centre East, 300 Frank W Burr Boulevard, Teaneck, New Jersey, 07666, USA

1.   Interpretation

     In this Agreement:

     1.   the  following   expressions   have  the  following   meanings  unless
          inconsistent with the context :-

 Expression                                        Meaning
 ----------                                        -------

"the Act"                               The Companies Act 1985

"Business Day"

                                        Any day (other than Saturday or Sunday) on which Clearing Banks are open for a full range of banking transactions

"Cash Consideration"

                                        US$104,175   being   that  part  of  the
                                        Consideration  payable in cash  pursuant
                                        to  the   provisions   of   clause   3.2
                                        "Clearing Bank" A bank which is a member
                                        of  CHAPS  and  Town  Clearing   Company
                                        Limited

"Closing Price"

                                        The 20 day average closing price of the common stock of the Purchaser par value $0.001 per share for the 20 trading days ending 3 days prior to the date of Completion

"the Company"                           Intermethods Limited,  registered number
                                        1450831

"Completion"                            Completion  of the sale and  purchase in
                                        accordance with clause 8

"the Consideration"                     The  consideration  for the  sale of the
                                        Shares as stated in clause 3.1

"the Consideration Shares"              The number of shares (to the nearest the
                                        whole share) of the Common Stock of the Purchaser par value US $0.001 per share calculated by dividing 2,210,825 by the Closing Price

"the Disclosure Letter"

                                        The letter  having the same date as this
                                        Agreement  from the Vendors'  Solicitors
                                        to the Purchaser's Solicitors qualifying
                                        the    Warranties     "the    Employment
                                        Agreements"

                                        The   contracts  of   employment  to  be
                                        entered into on Completion in the agreed terms between Junction 15 Limited and each Vendor

"the Escrow Agent"                      Kaufman & Moomjian, LLC

"the Escrow  Agreement"                 The escrow  agreement to be entered into
                                        on   Completion   in  the  agreed  terms
                                        between  the  Purchaser,   the  Vendors,
                                        Donald Laurence Stewart as stockholders' representative and Kaufman & Moomjian,
                                        LLC as escrow agent

"the Lock-Up    Agreement(s)"           The lock-up agreement to be entered into
                                        on   Completion   in  the  agreed  terms
                                        between  each  Vendor and the  Purchaser
                                        setting   out    certain    restrictions
                                        attaching to the Consideration Shares

"NASDAQ"                                The NASDAQ Stock Market, Inc.

"the Property"                          The  property   specified  in
                                        Schedule 3 (and, if more than one, each such property) and each and every part of such property

"the Purchaser"

                                        Vizacom Inc. and its successors and assigns

"the Purchaser's Group"                 The group of  companies  comprising  the
                                        Purchaser its  subsidiaries  any holding
                                        company   for  the  time  being  of  the
                                        Purchaser and any other subsidiaries of any such holding company

"the Purchaser's Solicitors"            Eking   Manning  of  44  The   Ropewalk,
                                        Nottingham,  NG1 5EL  "the  Registration
                                        Rights   Agreement"   The   registration
                                        rights agreement to be entered into on Completion in the agreed terms between the Purchaser and the Vendors governing the registration rights in respect of the Consideration Shares


"the Restricted Period"                 The period  commencing on Completion and
                                        ending  on  the  third   anniversary  of
                                        Completion

"the Shares"                            All the issued  shares in the capital of
                                        the Company

"Stockholders' Representative"          Donald  Laurence   Stewart,   being  the
                                        stockholders'  representative  under the
                                        Escrow Agreement

"the Tax Covenant"                      The  covenant  set out or referred to in
                                        clause 5 and Part II of  Schedule 5 "the
                                        Vendors"

                                        Those  persons whose names and addresses
                                        are  set  out  in  Schedule  1  together
                                        (where     appropriate)    with    their
                                        respective   successors,   assigns   and
                                        personal representatives (and "Vendor" shall be construed accordingly)

"the Vendors' Solicitors"               Finers  Stephens  Innocent  of 179 Great
                                        Portland Street, London, W1N 6LS

"the Warranties"                        The  warranties,   representations   and
                                        undertakings set out or referred to in clause 4, Schedule 4 and Part III of
                                        Schedule 5

     1.2 reference to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, or re-enacted in such provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to Completion

     1.3 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships

     1.4 references to a document being "in the agreed terms" will be construed as references to that document in the form agreed and initialled by or on behalf of the Vendors and the Purchaser

     1.5 all covenants, agreements, undertakings, indemnities, representations and warranties on the part of two or more persons are given or made by such persons jointly and severally

     1.6 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the Schedule in which such references appear

     1.7 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement, and

     1.8 words and expressions defined in the Act or in the Income and Corporation Taxes Act 1988 shall have the same meaning where used herein

2.   Sale and purchase

     2.1 Each of the Vendors will sell, and the Purchaser will buy, the number of the Shares specified opposite that Vendor's name in Schedule 1

     2.2 Each of the Shares will be sold and bought with full title guarantee free from any claim, charge, lien, encumbrance, equity or third party right, and with all rights attached or accruing to it including all rights to any dividends or other distributions declared, made or paid after the execution of this Agreement

     2.3 Each of the Vendors waives all rights of pre-emption over any of the Shares conferred by the articles of association of the Company or otherwise

     2.4 The Purchaser will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously

3.   Consideration

     3.1 The consideration for the sale by the Vendors of the Shares shall be US$2,315,000 divisible between the Vendors as set out opposite each Vendor's name in Schedule 1

     3.2 The Consideration shall be satisfied:-

          3.2.1 as to US$104,175 (one hundred and four thousand one hundred and seventy five dollars) by a payment on Completion of its (pound) GB sterling equivalent on that date (calculated at the National Westminster Bank plc spot rate at 11.00 AM on that date for the sale by the Bank of sterling) such payment to be made from the Purchaser to the Vendors' Solicitors by CHAPS transfer from a Clearing Bank into the client account of the Vendors' Solicitors nominated for this purpose or by such other method as may be agreed between the Vendors' Solicitors and the Purchaser's Solicitors; and

          3.2.2 as to US$2,210,825 (two million two hundred and ten thousand eight hundred and twenty five dollars) wholly by the allotment and issue to the Vendors on Completion of the Consideration Shares credited as fully paid with any Vendors who would otherwise be entitled to a fraction of a Consideration Share being entitled to receive from the Purchaser an amount of cash in US Dollars (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Closing Price

     3.3 Each of the Vendors will be entitled to receive the amount of the Cash Consideration and Consideration Shares in the proportion specified opposite that Vendor's name in Schedule 1

     3.4 The Vendors' Solicitors are authorised to receive the Consideration on behalf of the Vendors and delivery to them or to the Escrow Agent pursuant to the Escrow Agreement of the certificates for the Consideration Shares in the name of the Vendors will be a good and sufficient discharge to the Purchaser and the Purchaser will not be further concerned as to the application of the moneys so paid

4.   Warranties of the Vendors

     4.1 The Vendors :-

          4.1.1 warrant, represent and undertake to the Purchaser in the terms of the Warranties, provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fully and fairly disclosed in the Disclosure Letter;

          4.1.2 agree that the Purchaser is entering into this Agreement in reliance on each of the Warranties and agree that save as provided in clause 4.1.1 no information of which the Purchaser has knowledge (actual or constructive) will prejudice any claim made by the Purchaser in respect of the Warranties or will operate to reduce any amount recoverable in respect of any breach of any of the Warranties;

          4.1.3 will indemnify the Purchaser against any reasonable costs or expenses (including reasonable legal costs) which it may incur, either before or after the commencement of any action, directly or indirectly as a result of any breach of any of the Warranties;

          4.1.4 undertake to disclose immediately to the Purchaser anything which comes to the notice of any of them which is or may be a material breach of any of the Warranties; and

          4.1.5 undertake that, in the event of any claim being made against any of them whether under the Warranties or otherwise in connection with the sale of the Shares to the Purchaser, they will not make any claim against the Company, or against any director or employee of the Company, on which or on whom any of them may have relied for advice or information before agreeing to any term of this Agreement or authorising any statement in the Disclosure letter, but so that this undertaking will not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which such Vendor may be entitled

     4.2 Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it, the Vendors undertake to the Purchaser that in the event of any breach of the Warranty in paragraph
7.2 of Schedule 4 the Vendors will, forthwith on demand by the Purchaser, pay to the Purchaser or the Company (as the Purchaser directs) in cash an amount equal to the aggregate of the overdue payments constituting the breach of that Warranty provided that, upon such payment by the Vendors, the Purchaser will, if requested so to do, procure the assignment of such overdue debts constituting the breach (to the extent to which sums remain outstanding in respect of them) to the Vendors or such one or more of them as will have made payment to the Purchaser or the Company in accordance with this clause 4.2.1 (the costs and expenses relating to such assignment being borne by the assignee(s))

     4.3 Each of the Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement

     4.4 In this Agreement, unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Vendors (or similar expression), each Vendor will be deemed to have such knowledge, information, belief or awareness as such Vendor would have obtained had such Vendor made all due and careful enquiries into the subject matter of that Warranty and the knowledge, information, belief and awareness of any one of the Vendors shall be imputed to the remaining Vendors

     4.5 In this clause 4.5 and clause 4.6 "claim" means any claim which would (disregarding the provisions of this clause 4.5) be capable of being made against the Vendors (or any of them) for breach of the Warranties and (to the extent so specified) under the Tax Covenant. Notwithstanding the foregoing provisions of clause 4 :-

          4.5.1 the aggregate liability of the Vendors in respect of all claims under the Warranties and the Tax Covenant will be limited to US$104,175 plus the lower of:-

               4.5.1.1 $2,210,825; and

               4.5.1.2 the aggregate sum comprising the value of each Consideration Share on the first day that a Vendor is lawfully and contractually able to sell that Consideration Share pursuant to this Agreement and the Lock-Up Agreements (such value being the closing price quoted for the Purchaser's common stock on that date or on the preceding Business Day by NASDAQ or any other applicable securities market which is the primary market for the Purchaser's common stock);



          4.5.2 save in respect of any claim or claims under the Warranty in paragraph 7.2 of Schedule 4 the Vendors will not be under any liability to make a payment in respect of any claim under the Warranties unless the amount of their liability in respect of such claim is (when aggregated with their liability in respect of any other claim or claims made by the Purchaser or which would have been made but for the provisions of this clause 4.5.2) in excess of US $15,000, in which event the Vendors will (subject to the other provisions of this clause 4.5) be liable for the whole amount of such liability and not merely for the excess;

          4.5.3 the Vendors will be under no liability to make any payment in respect of any claim under the Warranties unless :- 4.5.3.1 written particulars of the claim (giving details of the specific matter in respect of which such claim is made) are given to the Vendors; and 4.5.3.2 such particulars are given within a period of seven years from the date of this Agreement or (in the case only of any claim not arising from a third party claim and not relating to Taxation (as defined in Schedule 5) or environmental or pensions matters) 2 years from the date of this Agreement; and

     4.5.4 the Vendors will have no liability in respect of any claim under the Warranties :-

          4.5.4.1 to the extent to which the Purchaser or the Company is indemnified by insurance in relation to the subject matter of the claim and related expenses; or

          4.5.4.2 to the extent that it relates to any matter provided for, or included as a liability or disclosed, in the Accounts (as defined in Schedule 4) of the Company; or


          4.5.4.3 to the extent that it arises or is increased as a result only of an increase in the rates of taxation, the passing of any legislation, the making of any subordinate legislation, or a change in published Inland Revenue practice after Completion with retrospective effect; and

          4.5.5 any claim under the Warranties shall be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied settled or withdrawn) if proceedings in respect of such claim have not been issued and served on a Vendor not later than the expiry of the period of 12 months after the date on which the particulars referred to in clause 4.5.3 are first given to the Vendors in respect of such claim

     4.6 Notwithstanding any other provision of this Agreement, the provisions of clause 4.5 shall not apply to exclude or limit the liability of the Vendors to the extent that any claim under the Warranties or the Tax Covenant arises by reason of any fraud, dishonesty, or wilful misstatement or omission by or on behalf of the Vendors or any of them

     4.7 In the event of any claim being made against any Vendor under the Warranties or the Tax Covenant ("Relevant Claim") that Vendor may elect (by giving notice to the Purchaser within 3 months of the Relevant Claim being agreed by that Vendor or being adjudicated to be payable by the Vendor to the Purchaser) to satisfy all or part of his liability in respect of the Relevant Claim by delivery to the Purchaser of a promissory note in the agreed terms ("the Note") in which event the following provisions shall apply:-

          4.7.1 the principal amount of the Note shall be a sum equal to the part of the Relevant Claim notified in the election. The Note shall not carry interest unless and until the Consideration Shares referred to in clause 4.7.2 are registered for resale under the US Securities Act of 1933 but thereafter shall carry interest at the rate provided in clause 11);

          4.7.2 the restrictions in the Lock-Up Agreement signed by that Vendor shall be immediately lifted with respect to such number of Consideration Shares as shall have a market value on the date the Note is issued equal to a maximum of 110% of the principal amount of the Note; and

          4.7.3 the Vendor shall forthwith do execute and carry out all acts documents and things in his power necessary or desirable to satisfy the Note and if the Vendor fails to satisfy the Note in full the Purchaser may then enforce the Note against the Vendor.

     4.8 4.8.1 If and to the extent that any Relevant Claim is not satisfied in full pursuant to the provisions of clause 4.7 and is not otherwise satisfied by the Vendors within 15 Business Days of notice in writing by the Purchaser pursuant to this clause 4.8.1, the Purchaser shall be entitled to enforce all or any part of the Relevant Claim against and shall have a contractual lien over the Consideration Shares for all moneys agreed or adjudicated to be payable by the Vendors to the Purchaser under or in respect of the Relevant Claim

          4.8.2 Pursuant to the provisions of clause 4.8.1, the Purchaser may require Consideration Shares to the value of the Relevant Claim or part of it which remains outstanding to be surrendered or transferred to it for cancellation . For the purposes of this clause 4.8.2, the Purchaser shall be entitled to act as attorney for any Vendor in his name and on his behalf and in that capacity may execute any document.

          4.8.3 In the event of Consideration Shares being surrendered or transferred to the Purchaser for cancellation pursuant to this clause 8, the Relevant Claim shall be discharged to the extent of the aggregate market value on that date of the Consideration Shares so surrendered or transferred.

          4.8.4 For the purposes of and in connection with the Escrow Agreement, the Vendors and the Purchaser shall as and when necessary give instructions to the Escrow Agent and the Stockholders' Representative in order to procure compliance with the provisions of this clause 4.8

          4.9 If any one or more of the Vendors shall make any payment to the Purchaser or the Company in respect of a Relevant Claim, the Vendors undertake with each other that they shall forthwith make contributions to each other to the intent and effect that the total amount of such Relevant Claim shall be borne by them in the same proportions as they shared in the Consideration for the Shares and the Vendors undertake to indemnify each other accordingly

5.   Tax covenant

     With effect from Completion the Vendors covenant to the Purchaser as set out in Part II of Schedule 5 and the parties agree to give effect to those provisions

6.   Warranties of the Purchaser

     6.1 The Purchaser warrants, represents and undertakes to the Vendors that save to the extent disclosed in the Purchaser's filings with the US Securities and Exchange Commission:-

          6.1.1 the Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted. The Purchaser has prior to the execution of this agreement delivered to the Vendors true and complete copies of the certificate of incorporation and by-laws of the Purchaser as in effect on the date of this agreement;

          6.1.2 the authorised common stock of the Purchaser consists solely of 60,000,000 (sixty million) shares of stock, par value US $0.001 per share of which approximately 12,372,352 shares were outstanding as at 31 August 2000 . All of the Purchaser's issued and outstanding shares of capital stock are duly authorised, validly issued, outstanding and fully paid;

          6.1.3 the execution and delivery by the Purchaser of this agreement and of other documents referred to in this agreement, and the performance by the Purchaser of its obligations under this agreement, has been duly and validly authorised by the board of directors of the Purchaser. This agreement has been duly and validly executed and delivered by the Purchaser and constitutes, and upon the execution and delivery by the Purchaser of any other document referred to in this agreement, such other document will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms;

          6.1.4 the execution and delivery by the Purchaser of this agreement and of each other document referred to in this agreement and the performance by the Purchaser of its obligations under this agreement and under such other documents does not and will not conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation and by-laws of the Purchaser and, so far as the Purchaser is aware, no consent approval or action of, filing with or notice to any government or regulatory authority on the part of the Purchaser is required in connection with the execution, delivery or performance of this agreement;

          6.1.5 there are no actions or proceedings pending or, so far as the Purchaser is aware, threatened against, relating to or affecting the Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the performance of any of the transactions contemplated by this agreement or any other document executed pursuant to this agreement; and

          6.1.6 the Purchaser is in material compliance with all laws and orders applicable to it and its properties and assets. The Purchaser has not received any notification that it is in violation of any such laws or orders and no such violation exists that would have a material adverse effect on the Purchaser

          6.2 The aggregate liability of the Purchaser in respect of all or any claims made by the Vendors for breach of the warranties representations and undertakings set out in this clause 6 shall be limited to and shall not exceed US $2,315,000

7.   Restrictive covenants

          7.1 For the purpose of assuring to the Purchaser the full benefit of the Company and in consideration for the Purchaser agreeing to buy the Shares on the terms of this Agreement, each of the Vendors undertakes to the Purchaser that such Vendor will not, without the prior written consent of the Purchaser and except as an employee of any company in the Purchaser's Group, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other person and whether as principal, shareholder, director, employee, agent, consultant, partner or otherwise:-

               7.1.1 at any time during the Restricted Period, canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any person who at any time during the twelve months immediately preceding the date of Completion is or was :-

                    7.1.1.1 negotiating with the Company for the supply by the Company of goods or services; or

                    7.1.1.2 a client or customer of the Company; or

                    7.1.1.3 in the habit of dealing with the Company,

                    where the orders relate to goods and/or  services  which are competitive with or of the type supplied by the Company at any time during the twelve months immediately preceding the date of Completion;

               7.1.2 at any time during the Restricted Period, deal or contract with any person who at any time during the twelve months immediately preceding the date of Completion is or was:-

                    7.1.2.1 negotiating with the Company for the supply by the Company of goods or services; or

                    7.1.2.2 a client or customer of the Company; or

                    7.1.2.3 in the habit of dealing with the Company,  where the dealing or contracting relates to goods and/or services which are competitive with or of the type supplied by the Company at any time during the twelve months immediately preceding the date of Completion; 7.1.3 at any time during the Restricted Period, interfere, or seek to interfere, with the continuance of supplies to the Company from any supplier who has been supplying goods and/or services to the Company at any time during the twelve months immediately preceding the date of Completion if such interference causes or would cause that supplier to cease supplying or materially reduce its supply of, those goods and/or services to the Company;

          7.1.4 at any time during the Restricted Period, solicit or entice, or endeavour to solicit or entice, away from the Company, or employ, any person employed in a managerial, supervisory, technical, sales or administrative capacity by, or who is or was a consultant to, the Company at Completion or at any time during the period of one month immediately preceding the date of Completion;

          7.1.5 within the United Kingdom at any time during the Restricted Period, be engaged, concerned or interested in, or provide technical, commercial or professional advice to, any other business which supplies goods and/or services which are competitive with or of the type supplied by the Company at Completion; provided that this restriction does not apply to prevent any of the Vendors from holding shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market and which confer not more than 3% of the votes which could be cast at a general meeting of such company;

          7.1.6 within the United Kingdom at any time during the Restricted Period, be engaged, concerned or interested in any business which has at any time during the twelve months immediately preceding the date of Completion supplied any goods and/or services to, or is a client or customer of, the Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the Company or (as the case may be) the client or customer to cease or materially reduce its orders or contracts with the Company; or

          7.1.7 at any time after Completion use in connection with any business any name which includes the name of the Company or any colourable imitation of it provided always that the undertakings set out in clauses 7.1.1 to
     7.1.6 inclusive shall thereafter and with immediate effect, cease to apply to any Vendor in the event of that Vendor at any time ceasing to be employed within the Purchaser's Group in consequence of his contract of employment being terminated by the employing company for any reason other than "for cause" as set out in Section 9(a) of the Employment Agreements

     7.2 The Purchaser and the Vendors agree that each of the undertakings set out in clause 7.1 is separate and severable and enforceable accordingly and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings or remaining part of the undertakings will continue in full force and effect and will bind each of the Vendors

     7.3 Each of the Vendors acknowledges that such Vendor has information in respect of the business and financing of the Company and their dealings, transactions, affairs, plans and proposals, all of which information is, or may be, secret or confidential and important to the Company. In this clause 7.3 and in clause 7.4 such information is called "Confidential Information" and includes, without limitation, confidential or secret information relating to the Company's trade secrets know-how, ideas, business methods, finances, prices, business plan, marketing plans, development plans, manpower plans, sales targets, sales statistics, customer lists, customer relationships, computer systems and computer software. Each of the Vendors further acknowledges that the disclosure of Confidential Information (whether directly or indirectly) to actual or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage (whether financial or otherwise) to its business. Each of the Vendors accordingly agrees to enter into the restrictions contained in clause 7.4

     7.4 Each of the Vendors undertakes that such Vendor will not at any time after Completion:-

          7.4.1 disclose to any person except to those authorised by the Company to know;

          7.4.2 use for the Vendor's own purposes or for any purposes other than those of the Company; or

          7.4.3 through any failure to exercise all due care and diligence cause or permit any unauthorised disclosure of, any Confidential Information of the Company, provided that these restrictions on each Vendor will cease to apply to information which (otherwise than through the default of such Vendor) becomes available to the public generally

8.   Completion

     The sale and purchase of the Shares will be completed at the offices of the Vendors' Solicitors immediately after the signing and exchange of this Agreement when:-

     8.1 the Vendors will produce and deliver to the Purchaser:-

     8.1.1 duly executed transfers of the Shares in favour of the Purchaser (or as it will direct) together with all relevant share certificates (or in the case of any lost certificate an indemnity satisfactory to the Purchaser in relation to it) and together also with such waivers and consents as the Purchaser may require to enable the Purchaser and its nominee(s) to be registered as the holders of the Shares;

     8.1.2 written resignations from all directors and the secretary of the Company in the agreed terms;

     8.1.3 the written resignation of M. P. Saunders & Company as auditors of the Company accompanied by the statement required by section 394 of the Act stating that there are no such circumstances as are mentioned in that section;

     8.1.4 the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (all entered up to date) of the Company;

     8.1.5 all deeds and documents relating to the title of to the Property;

     8.1.6 all cheque books in current use of the Company together with all unused cheques;

     8.1.7 bank statements in respect of each account of the Company as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Vendors to show the position at Completion (listing unpresented cheques drawn or received by the Company and standing orders payable since the date of such bank statements);

     8.1.8 all licences, certificates or other documents previously specified by the Purchaser;

     8.1.9 all papers, books, records, keys, credit cards and other property (if any) of the Company which are in the possession or under the control of the Vendors, any other person who resigns as an officer of the Company in accordance with this clause 6 or any person connected with them;

     8.1.10 duly executed voting powers of attorney in the agreed terms;

     8.1.11 the Disclosure Letter duly executed by the Vendors' Solicitors;

     8.1.12 the Escrow Agreement and the Registration Rights Agreement duly executed by each Vendor together with investment representation letters in the agreed terms duly executed by each Vendor; and

     8.1.13 the Employment Agreements and the Lock-Up Agreements duly executed by each Vendor

     8.2 each Vendor will :-

     8.2.1 repay, and will procure that any spouse, child or parent of such Vendor or any company ("controlled company") of which such Vendor (and/or any such spouse, child or parent) has control (as defined in section 840 Income and Corporation Taxes Act 1988) will repay, all amounts owed by him, her or it to the Company, whether due for payment or not;

     8.2.2 deliver to the Purchaser a deed in the agreed terms acknowledging that neither such Vendor nor any such spouse, child, parent or controlled company has any claim against the Company and that there is no agreement or arrangements under which the Company has or could have any actual, contingent or prospective obligation to or in respect of any of them (including, but not limited to, any obligation under any guarantee entered into by the Company); and

     8.2.3 in respect of any such agreement or arrangement as is referred to in clause 8.2.2 which previously existed deliver to the Purchaser evidence of the release or termination of it in form satisfactory to the Purchaser;

     8.3 the Vendors will procure that duly convened meetings are held at which:-

     8.3.1 the transfers referred to in clause 8.1 (subject to stamping if not previously effected) are approved for registration in the books of the Company;

     8.3.2 new articles of association are adopted by the Company in the agreed terms;

     8.3.3 the resignations variously specified in clause 8.1 are accepted by the Company;

     8.3.4 Mark Leininger and Ian McCalla are appointed as additional directors of the Company (subject to any maximum number of directors imposed by the relevant articles of association), and David Southgate is appointed as secretary of the Company;

     8.3.5 Ernst & Young are appointed as auditors of the Company

     8.3.6 all existing instructions to the bankers of the Company are revoked and new instructions given to such bankers as the Purchaser may nominate, in such form as the Purchaser directs; and

     8.3.7 the registered office of the Company is changed to Unit 12, Wilford Industrial Estate, Nottingham, NG11 7EP;

     8.4 the Vendors will procure that the Vendors and the Company will enter into the Employment Agreements;

     8.5 subject as provided in the Escrow Agreement the Purchaser will duly allot and issue the Consideration Shares to the Vendors as provided for in clause 3.2 and deliver to the Vendors' Solicitors:-

     8.5.1 a  certified  copy of the  resolution  of the board of the  Purchaser
issuing  the   Consideration   Shares  and  the  stock   certificates   for  the
Consideration  Shares;

     8.5.2 the Lock-Up Agreements and the Registration Rights Agreement duly executed by the Purchaser, the Employment Agreements duly executed by the Company and the Escrow Agreement duly executed by the Purchaser and the Escrow Agent; and

     8.5.3 confirmation in the agreed terms from the compensation committee of the Purchaser confirming the grant of stock options as nominated by the Vendors for an aggregate of 250,000 shares of the Purchaser's common stock exercisable subject to the terms and conditions therein specified;

     1. the Purchaser will also pay the Cash Consideration as provided in clause 3.2.1; and

     2. the Purchaser will as soon as reasonably practicable after Completion use its best endeavours to procure the release of Jeffrey Raymond White and Tess O'Neill from the personal guarantees provided by them as set out in the lease of the Property disclosed to the Purchaser's Solicitors on or before Completion. If necessary, the Purchaser shall offer to the landlord a Vizacom guarantee to procure the release of the personal guarantees. Pending the release of such personal guarantees, the Purchaser will indemnify Jeffrey Raymond White and Tess O'Neill and keep them indemnified against any liability (including costs, damages and expenses) which they may suffer under or in relation to such personal guarantees; provided however that this clause 8.7 shall be without prejudice to, and the indemnity so given by the Purchaser shall not extend to any matter giving rise to, any claim against the Vendors (or any of them) for breach of the Warranties; and

     8.8 the Vendors will use their best endevours to procure, as soon as reasonably practicable

     8.8.1 and in any event within 14 days after completion, the production by M P Saunders & Company and the delivery to the Purchaser of audited financial statements of the Company in the agreed terms for the 12 month period ended 31 December 1999 prepared in US Dollars in accordance with US GAAP consistently applied (or reconciled to US GAAP) and comprising profit and loss account, balance sheet and cash flow statement

     8.8.2 and in any event within 42 days after Completion, the production by M.P Saunders and Company and the delivery to the Purchaser of unaudited interim financial statement of the Company for the period 1 January 2000 to 30 June 2000 comprising profit and loss account, balance sheet and cash flow statements prepared in US Dollars on the same basis as the Company's audited financial statements referred to in clause 8.8.1 the Purchaser agrees to provide M.P Saunders and Company with assistance from Ernst &Young for this purpose and to pay the accountancy costs of the exercise

9.   Announcements

     No announcement concerning the transactions contemplated by this Agreement or any matter ancillary to it and no disclosure of the terms of this Agreement will (save as required by law or the regulations of NASDAQ) be made by the Vendors or the Company except with the prior written approval of the Purchaser

10.  Costs

          10.1 Each party to this Agreement will bear such party's own costs and expenses relating to the preparation and completion of this Agreement, except where otherwise expressly stated. For the avoidance of doubt, the Vendors shall be responsible for settling the fees of M. P. Saunders & Company in excess of (pound)1,500 plus VAT connected with the preparation and audit of the 12 month accounts covering the period 1 January 1999 to 31 December 1999 and the statement of adjustments necessary for those accounts to comply with US GAAP format

          10.2 Save in respect of the (pound)1,500 plus VAT referred to in clause 10.1, the Vendors shall procure that no claim or account (for fees brokerage commission disbursement or otherwise) in respect of the Vendors is submitted to the Company by any broker or adviser who are or have been advisers to or brokers for any of them or the Company and the Vendors hereby indemnify the Purchaser accordingly

11.  Interest

     If any Vendor becomes liable to pay the Purchaser or the Company any sum pursuant to this Agreement, whether a liquidated sum or by way of damages or otherwise such Vendor will be liable to pay interest on such sum from the due date for payment at the annual rate of 2 per cent above the base lending rate from time to time of National Westminster Bank plc, accruing on a daily basis until payment is made, whether before or after any judgment

12.  Notices

     12.1 Any demand, notice or other communication to be given or made under or in connection with this Agreement shall be in writing

     12.2 Any such demand, notice or other communication shall be addressed as provided in this clause 12 and if so addressed will be deemed to have been duly given or made as follows :-

          12.2.1 if sent by prepaid first class post within the United Kingdom, on the second Business Day after the date of posting or if sent by prepaid overseas mail, on the seventh Business Day after the date of posting; or

          12.2.2 if communicated by facsimilie, at the time of transmission, or

          12.2.3 if delivered by hand, upon delivery at the address provided for in this clause 12, unless such delivery occurs on a day which is not a Business Day or after 4 p.m. on a Business Day, in which case it will be deemed to have been given or made at 9 a.m. on the next Business Day

     12.3 Any such demand, notice or other communication shall be addressed (subject as provided in this clause 12) to the recipient at the recipient's address stated in this Agreement or at such other address as may from time to time be notified in writing by the recipient to the sender as being the recipient's address for service, provided however that in the case of a company it may instead (at the option of the sender) be addressed to its registered office for the time being

     12.4 Any such demand, notice or other communication, and any service of process, pleadings or similar documents relating to any proceeding, suit or action arising out of or in connection with this Agreement, will be validly given or made to the Vendors if given or made to any one of the Vendors or to the Vendors' Solicitors

     12.5 Any demand, notice or other communication will be deemed to have been validly given if given to the personal representatives of a deceased Vendor, notwithstanding that no grant of representation has been made in respect of such Vendor's estate, if the notice is addressed either :-

          12.5.1 to the deceased Vendor by name or

          12.5.2 to the deceased Vendor's personal representatives by title at the Vendor's address in accordance with clause 12.3 or at such other address as may have been notified by them in writing to the sender as being their address for service and is otherwise served in accordance with the foregoing provisions

13.  General

     13.1 This Agreement will be binding on and will enure for the benefit of each party's successors, assigns and personal representatives (as the case may be)

     13.2 Except insofar as the same have been fully performed at Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement will continue in full force and effect notwithstanding Completion

     13.3 The parties agree that they will do all such acts and things and execute all such documents as may be required on or subsequent to Completion to vest in the Purchaser legal and beneficial ownership of the Shares in accordance with this Agreement and otherwise to give effect to its terms

     13.4 Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy

     13.5 Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement

     13.6 The Purchaser may release or compromise the liability of, or grant time or any other indulgence to, any person who is a party to this Agreement without in any way prejudicing or affecting the liability (whether joint and several or otherwise) of any other person who is a party to this Agreement

     13.7 In the event of any claim being made against the Vendors under the Warranties or Part II of Schedule 5, the Vendors shall not plead against such claim the Statute of Limitation Act 1980 or any other statute (present or future) directly or indirectly consolidating, extending, replacing or re-enacting the same, or any other rule of law relating to limitation of time in which an action can be brought or claim made; provided that this clause 13.7 is without prejudice to any express provision of this Agreement regarding time limits for notifying or making claims

     13.8 The headings to the clauses of this Agreement and to the paragraphs of the Schedules (save for the headings in Schedules 1, 2 and 3) will not affect its construction

     13.9 The rights and remedies expressly provided for by this Agreement will not exclude any rights or remedies provided by law

     13.10 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered will be an original, but all the counterparts will together constitute one and the same agreement

     13.11 The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or of any term of this Agreement shall be governed by English law. The English Courts shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement other than disputes concerning or involving the securities laws of the United States of America

     13.12 This Agreement contains the entire agreement and understanding between the Purchaser and the Vendors concerning the transactions contemplated by this Agreement. The Purchaser irrevocably and unconditionally waives any right it may have to claim damages for any misrepresentation not contained in this Agreement or breach of any warranty not contained in this Agreement unless such representation or warranty was made fraudulently

SCHEDULE 1

         The Vendors

 Name and address            Number and class      Amount of           Amount of        Proportion of
 ----------------            -----------------     ---------           ---------        -------------
                             of Shares to be       Notional            Actual Cash      the
                             ---------------       --------            -----------      ---
                             sold                  Cash Consideration  Consideration    Consideration
                             ----                  ------------------  -------------    -------------
                                                                                        Shares
                                                                                        receivable


Jeffrey Raymond              2,250 ordinary        US $1,041,750       US$104,175       42-41%
White                        shares of(pound)1
                             each

50 Station Road
Hampton
Middlesex

TW12 2DA

Don Stewart                  1,750 ordinary        US $810,250         nil              36-65%
Flat 6                       shares of(pound)1
                             each

3 - 4 Branham
Gardens
London

SW5 0JQ

Simon Stuart                 1,000 ordinary        US $463,000         nil              20-94%
Forrest                      shares of(pound)1
                             each
46 Crown Dale
Upper Norwood
London

SE19 3NR

SCHEDULE 2

         Details of the Company

Name of Company:                                             Intermethods Limited

Registered Number:                                           1450831

Registered Office:                                           120 London Road, Kingston-Upon Thames
                                                             Surrey KT2 6OJ

Date of Incorporation:                                       26 September 1979

Place of Incorporation:                                      England and Wales

Status of Company:                                           Private limited company

Authorised share capital:                              (pound)5,000 divided into 5,000 ordinary shares of(pound)1 each

Issued share capital:                                  (pound)5,000 divided into 5,000 ordinary shares of(pound)1 each

Directors' full names:                                       Jeffrey Raymond White
                                                             Simon Stuart Forrest

Secretary's full name:                                       Emily White
Accounting reference date:                                   30 September
Auditors:                                                    M.P. Saunders & Co.
Bankers:                                                     National Westminster Bank plc
Description of business:                                     Software consultancy and supply

Status:                                                      The company is not and has not been at any time in the
                                                             last 10 years a Company to which the City Code on
                                                             Takeovers and Mergers applies

SCHEDULE 3

         The Property

----------------------------------------------------------------------------------------------------------------
Short particulars of the Property (stating whether freehold or leasehold; in the case of leasehold, giving brief details of the
lease; and including short particulars of any tenancy or licence   Title holder                      Use
affecting the title)
----------------------------------------------------------------------------------------------------------------
Leasehold Interest in office premises on ground floor 120 London   Intermethods Limited              Offices
Road,  Kingston  upon Thames under a lease dated 4 January 1989 for a term of 16 years from 25 December 1988
----------------------------------------------------------------------------------------------------------------

SCHEDULE 4

     Non-Taxation Warranties

1.   Interpretation

                  In  this  Schedule  4  the  following   expressions  have  the
following  meanings :-

      Expression                     Meaning


"the Accounting Date"                   31 December 1999

                                        "the Accounts" The statutory accounts of the Company for the 15 month period which ended on the Accounting Date, comprising in each case a balance sheet, a profit and loss account, notes and directors' and auditors' reports

"Contract"                              Any     agreement,     arrangement    or
                                        understanding whether legally binding or not

"the Environmental Legislation"         All  statutes  subordinate   legislation
                                        regulations  codes of practice  guidance
                                        noted  and the like from time to time in
                                        force on or before Completion concerning
                                        the  protection  of human  health or the
                                        environment  or  the  conditions  of the
                                        work    place    or    the    generation
                                        transportation   storage   treatment  or
                                        disposal of Hazardous Items including in
                                        particular  EPA  1990,  Environment  Act
                                        1995,   Water  Resources  Act  1991  and
                                        Health  and  Safety at Work etc Act 1974
                                        and    all    subordinate    legislation
                                        regulations   codes  of   practice   and
                                        guidance notes made thereunder

"EPA 1990"

                                        Environmental Protection Act 1990

"Hazardous Items"                       Any  waste (as  defined  in EPA 1990) of
                                        any kind  noise  vibration  smell  fumes
                                        smoke  soot  ash  dust  grit   pollution
                                        chemicals  leachate  petroleum  products
                                        ground   water    noxious    radioactive
                                        inflammable   explosive   dangerous   or
                                        offensive  gasses or  materials  and any
                                        other   substances  of  whatever  nature
                                        which may cause harm to the health of living organisms or to the environment or to public health or welfare

"Intellectual Property Rights"          Patents, trademarks, registered designs,
                                        design rights,  trade or business names,
                                        brand  names,  domain  names and get-up,
                                        copyrights,   know   how,   confidential
                                        information   software   and  all  other
                                        intellectual   property   (of   whatever
                                        nature) in any jurisdiction and any applications for the same

"Management Accounts"                   The  unaudited  accounts  of the Company
                                        for  the  eight  month   period  from  1
                                        January   2000   to   31   August   2000
                                        comprising a profit and loss account


2.   Schedules 1 & 2; Capital

     2.1 The information contained in Schedules 1 and 2 is complete and accurate in all respects

     2.2 The shares of the Company are in issue fully paid and are beneficially owned and registered as set out in Schedules 1 and 2 free from any third party right

     2.3 No Contract has been entered into which requires or may require the Company to allot or issue any share or loan capital

     2.4 The Company has no interest in the share capital of any body corporate

3.   Information supplied to purchaser

     3.1 The information given in the Disclosure Letter is complete and accurate in all respects and is not misleading because of any omission or ambiguity

     3.2 All information contained in any document or written communication supplied to the Purchaser or any of its advisers by or on behalf of the Vendors or the Company in the course of the negotiations leading to the execution of this Agreement is complete and accurate in all respects and is not misleading because of any omission or ambiguity

4.   Capacity and authority of the Vendors

     4.1 Each of the Vendors has full power and authority to enter into and perform this Agreement and each of the other documents required to be entered into by the Vendors pursuant to the terms of this agreement

     4.2 Each of the Vendors may execute and deliver this agreement and each of the other documents required to be executed by them pursuant to this Agreement and perform their respective obligations under this agreement and those other documents without requiring or obtaining the consent of any person, authority or body

     4.3 This agreement and each of the other documents required to be executed by the Vendors pursuant to this agreement constitutes a valid and binding obligation on the Vendors in accordance with its terms

5.   Accounts and records

     5.1 The Accounts :-

          5.1.1 comply with the requirements of the Act and have been prepared in accordance with all applicable accounting standards (as that term is defined in section 256 of the Act) and (to the extent that no such accounting standards are applicable) with the accounting principles and practices of UK GAAP

          5.1.2 have been prepared on bases and principles which are consistent with those used in the preparation of the audited statutory accounts of the Company for the three financial years immediately preceding that which ended on the Accounting Date

          5.1.3 show a true and fair view of the assets and liabilities (including contingent, unquantified and disputed liabilities) of the Company and of the state of affairs of the Company as at the Accounting Date and of the results of the Company for the financial year ended on that date, and

          5.1.4 are not affected (except as disclosed in the Accounts) by any extraordinary or exceptional item

     5.2 The accounting records of the Company are up to date and contain complete and accurate details of all transactions of the Company and comply with the provisions of sections 221 and 222 of the Act

     5.3 The Management Accounts have been properly prepared in a manner consistent with that adopted in the preparation of the Accounts, are not misleading and do not overstate the profits or understate the losses of the Company in respect of the period to which they relate

     5.4 All the accounting records and systems (including without limitation computerised accounting systems) of the Company are recorded, stored, maintained or operated or otherwise held by the Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of the Company and the Company is licenced to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this agreement and does not share any user rights in respect of such software with any other person

6.   Unencumbered title

     Each asset reflected in the Accounts (save for current assets disposed of by the Company in the ordinary course of its business since the Accounting Date) and each asset treated as an asset of the Company and/or used by the Company:-

     6.1 is in the legal and beneficial ownership of the Company, free from any third party right and from any Contract to grant the same

     6.2 is situated at the Property, and

     6.3  is  not  to  any  extent   surplus  to   requirements

7.   Debtors & Work-in-Progress

     7.1 The Company has not factored or discounted any debt or agreed to do so

     7.2 All of the debts which are reflected in the Accounts as owing to the Company (apart from bad and doubtful debts to the extent to which they have been provided for in the Accounts) or which have subsequently been recorded in the books of the Company have realised or will realise without enforcement proceedings and within three months of Completion their full value as included in the Accounts or in the books of the Company, and no such debt or any part of it has been outstanding for more than two months from its due date for payment

     7.3 The Company's work-in-progress is at its normal level having regard to current orders and to orders reasonably anticipated from clients or customers of the Company

     7.4 All of the Company's work-in-progress will be fully realisable at normal selling prices in the ordinary course of business

8. Plant & Equipment


     8.1 The plant and machinery, vehicles, fixtures and fittings, furniture, tools and other equipment used in connection with the business of the Company are in a good and safe state of repair and condition have been regularly and properly maintained and are in satisfactory working order



     1. All software and hardware used by the Company is covered by a maintenance agreement which is fully enforceable and full disclosure of the terms of such maintenance agreements has been made in the Disclosure Letter

     8.3 Neither the hardware nor the software owned and/or used by the Company has been affected by any defects or faults which have caused any material interruption to the Company's business at any time during the 12 month period prior to the date of this Agreement

     8.4 The software and hardware used by the Company in the carrying on of its business permits the Company to do so in a proper and efficient manner, is fully functional and there is no reason why any such software or hardware should require modification, replacement or enhancement to permit the Company to carry on its business in a proper and efficient manner over the 12 month period from the date of this agreement

     8.5 Each item of equipment and software program used by the Company in the course of its business (a "Company System"):-

          8.5.1 has been produced or amended in a manner which ensures that a change of, reference to or use of a date after 31 December 1999 in the operation of that Company System, whether alone or in conjunction with any other Company System, will not have a material adverse affect on, nor give rise to an increased inconvenience in, the operation of that Company System;

          8.5.2 which exchanges date information with any item of equipment or software program under the control of a third party (a "Third Party System") in the course of the Company's business so exchanges such date information in a manner which ensures that the use or inclusion of any date or dates after 31 December 1999 is consistent, clearly defined and apparent to the user

9.   Property

     9.1 The particulars of the Property shown in Schedule 3 (including in the case of registered land the class of title and title number) are true, complete and correct. The use of the Property for the purpose stated in Schedule 3 corresponds to the use to which it is in fact put or (where the Property is not presently in use) to the use to which it was last in fact put

     9.2 The Company specified in Schedule 3 as having title has a good and marketable title to the Property for the estate or interest stated in Schedule 3, free from any defects, and has in its possession, or under its control, all duly stamped deeds and documents which are necessary to prove title to the Property

     9.3 The Company is not in occupation of or entitled to any estate or interest in any land or premises other than the Property

     9.4 The Property is not affected by any of the following matters :-

          9.4.1 any easement, reservation, covenant, restriction, agreement, licence, franchise, mortgage, charge, encumbrance, or third party right other than such matters contained in the lease referred to in Schedule 3 and a deed of agreement dated 18 June 1997 between MKJ Investment Company Limited Intermethods Limited and Telewest Communication Limited

          9.4.2 any notice, order, proposal, dispute or complaint relating to it or its present use under any legislation, agreement, covenant, condition, licence or consent, or

          9.4.3 outgoings (other than uniform business rates, water charges and other standard payments to the relevant water company), whether of a periodically recurring nature or otherwise and whether payable by the owner or occupier of the Property except such outgoings payable under the lease referred to in Schedule 3

     9.5 All obligations, restrictions, conditions and covenants (including any imposed by or pursuant to any lease) affecting the Property have been observed and performed and there are no subsisting allegations of a breach of any of the same relating to the Property or its present use under any legislation, agreement, covenant, condition, licence or consent by any competent authority or other person or any circumstance which might give rise to such a breach

     9.6 The Property is in a good and substantial state of repair and condition and fit for the purposes for which it is presently used and no form of asbestos material or any other deleterious or hazardous material was used in its construction, extension, alteration or refurbishment and there are no development works or fitting out works outstanding in respect of the Property

     9.7 The use of the Property for the purpose stated in Schedule 3 is the permitted user under the provisions of all relevant legislation (including, without limitation, legislation relating to town and country planning, health and safety, and environmental protection) and regulations made under such legislation and is in accordance with the requirements of the local planning and all other competent authorities and all restrictions, conditions and covenants imposed by or pursuant to such legislation have been observed and performed and no agreement has been entered into under section 106 Town and Country Planning Act 1990 (or any similar statutory provision) in respect of the Property

     9.8 The replies given by the Vendors' Solicitors to the Purchaser's Solicitors written enquiries concerning the Property are true and accurate in all respects

10.  Intellectual property rights

     10.1 The Company has no interest in any Intellectual Property Rights (whether registered or not) save for the Intellectual Property Rights details of which are given in the Disclosure Letter all of which are (where applicable) registered in the name of the Company and are beneficially owned by it

     10.2 No act has been done or omitted to be done and no event has occurred or is likely to occur which may render any Intellectual Property Rights of the Company subject to revocation, compulsory license, cancellation or amendment or may prevent the grant to or registration by the Company of a valid Intellectual Property Right pursuant to any pending application

     10.3 The processes employed and the products and services dealt in by the Company do not use, embody or infringe any Intellectual Property Rights (whether registered or not) vested in any other party and do not give rise (contingently or otherwise) to payment by the Company of any royalty or of any other sum

     10.4 No claim has been made by any third party which alleges any infringing act or process which would fall within paragraph 10.3 or which otherwise disputes the right of the Company to use any Intellectual Property Right and there are no circumstances (including any act or omission to act) likely to give rise to such a claim

     10.5 There exists no actual or threatened infringement by any third party of any Intellectual Property Right held or used by the Company (including misuse of confidential information) or any event likely to constitute such an infringement nor has the Company acquiesced in the unathorised use by any third party of any such Intellectual Property Right

     10.6 The Company is not passing off any part of its business as and for the business of any other person and, so far as the Vendors are aware, no person is passing off its business as and for part of the Company's business

     10.7 No claims have been made or threatened by employees or ex-employees of the Company to receive any payment or right in respect of any Intellectual Property Right used by the Company nor are there any circumstances likely to give rise to such a claim

     10.8 Details of all licences granted to or by the Company in respect of Intellectual Property Rights are set out in the Disclosure Letter including details of any limit as to time or right of termination affecting the use of the Intellectual Property Rights

     10.9 The Company is not in default under any licence, sub-licence or assignment granted to it in respect of any Intellectual Property Right used by the Company and no Intellectual Property Right owned or used by the Company and no licence of Intellectual Property Right of which the Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the performance of the terms of this agreement

     10.10 Where information of a confidential nature has been developed or acquired by the Company for the purposes of its business at any time prior to the date of this Agreement, such information (except insofar as it has fallen into the public domain through no fault of a member of the Company) has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the person to whom the information was disclosed. The Vendors are not aware of any breach of such confidentiality obligations by any third party

11.  Employees

     11.1 Full particulars of the identities, date of birth, date of commencement of employment (or appointment to office) and terms and conditions of employment (including remuneration and any bonus, commission, share incentives or profit sharing arrangement) of all the employees and officers of the Company are enclosed with the Disclosure Letter


     11.2 The terms of the engagements of all directors and employees of the Company are such that they may be terminated at not more than the minimum period of notice required by statute and without any liability for payment of compensation damages or otherwise other than payments provided for by employment legislation

     11.3 No change has been made since the Accounting Date in the terms of employment of any person currently employed by the Company, and the Company is not party to any Contract to make any such change

     11.4 There are no amounts owing to any present or former officers or employees of the Company and none of them is entitled to accrued holiday pay other than in respect of the Company's current holiday year

     11.5 No employee has been engaged by the Company since the Accounting Date and no person employed by the Company at or since the Accounting Date has ceased, or given or received notice to cease, to be so employed

     11.6 No dispute has arisen between the Company and a material number or category of its employees and there are no present circumstances known which are likely to give rise to any such dispute and there is no contract agreement or arrangement between the Company and any trade union or other body representing employees of the Company

     11.7 The Company has maintained adequate and suitable records regarding the service of each of its employees and complied with all agreements for the time being relating to them

12.  Pensions

     12.1 There is not and has never been in existence, and no proposal has been announced to establish, any retirement, death or disability benefit scheme obligation or arrangement (whether legally enforceable or not) for the benefit of any present or former officers or employees of the Company or their dependants

     12.2 No undertaking or assurance has been given as to the continuance or introduction, or increase or improvement of any pension rights or entitlements which the Company would be required to implement in accordance with good industrial relations practice, whether or not there is any legal obligation to do so

13.  Insurance

     13.1 All assets of the Company of an insurable nature are, and have at all material times been, insured in amounts equal to their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same classes of business as the Company. The Company is, and has at all material times been, adequately covered against employer's liability, public liability, product liability and professional indemnity liability

     13.2 All premiums due in relation to the Company's insurances have been paid, and nothing has been knowingly done or omitted to be done which would make any policy of insurance of the Company void or voidable or which is likely to result in an increase in premium or which would release any insurer from any of its obligations under any policy of insurance of the Company

     13.3 There is no insurance claim pending or outstanding by or against the Company and, as far as the Vendors are aware, there are no circumstances likely to give rise to any such claim

     13.4 All insurances effected by the Company are renewable annually and not on any longer term contract

     13.5 Full particulars of all the Company's insurances are given in the Disclosure Letter

14.  Financial and working capital

     14.1 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are contained in the Disclosure Letter, and so far as the Vendors are aware no person who provides any such facility has given any indication that it may be withdrawn or its terms altered

     14.2 The details contained in the Disclosure Letter of the credit or debit balances on all the bank or deposit accounts of the Company were correct at the date stated in the Disclosure Letter and since such date there have been no payments out of any such accounts except for routine payments and the balances on such accounts are not now substantially different from the balances shown in the Disclosure Letter

     14.3 No person other than the Company has given any guarantee of or security for any overdraft loan or loan facility granted to the Company

     14.4 The Company has, since the Accounting Date, paid its creditors in accordance with their respective credit terms

     14.5 Having regard to existing bank and other facilities the Company has sufficient working capital to enable it to perform in accordance with their terms all Contracts which have been entered into by it

15.  Material contracts

     The Company is not, and has not since the Accounting Date been, a party to or subject to any Contract which :-

     15.1 involves agency, distributorship, franchising, marketing rights, information sharing, manufacturing rights, servicing or maintenance

     15.2   involves   partnership,   joint   venture,   consortium  or  similar
arrangements

     15.3 involves hire purchase, conditional sale, credit sale, leasing, hiring or similar arrangements

     15.4 commits the Company to capital expenditure

     15.5 is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into

     15.6 cannot readily be fulfilled or performed by the Company on time and without undue or unusual expenditure of money or effort

     15.7 is for the supply of goods and/or services by or to the Company on terms under which retrospective or future discounts, price reductions or other financial incentives are given by or to the Company dependent on the level of purchases or any other factor

     15.8 involves warranties, indemnities or representations given in connection with a sale of shares or assets, or is a guarantee or indemnity in respect of the obligations of a third party, under which any liability or contingent liability is outstanding

     15.9 involves the Company in any residual liability in respect of any property at any time assigned or otherwise disposed of by it

     15.10 is not on arm's length terms or is in any way otherwise than in the ordinary and proper course of the Company's business

     15.11 any other party shall by reason of any change in the beneficial ownership of the Shares be entitled to terminate earlier than it would otherwise have been entitled to do so or which restricts the Company's ability to conduct business

     15.12 a connected person (as defined by section 346 of the Act) or an employee is a party to or has an interest in save for the contracts of employment disclosed

16.  Other business matters

     16.1 During the last 12 months there has been no substantial change in the basis or terms on which any person is prepared to do business with the Company (apart from normal price changes), and no substantial customer or supplier of the Company has ceased or substantially reduced its business with the Company, and no indication has been received by the Company or any of the Vendors that there will or may be any such change, cessation or reduction

     16.2 Save for any guarantee or warranty implied by law the Company has not given any guarantee or warranty or made any representation in respect of goods sold or contracted to be sold by it and has not accepted any liability or obligation to service repair maintain take back or otherwise do or not do anything in respect of any goods that would apply after the goods have been delivered by it

     16.3 A copy of the Company's current standard conditions of trading are enclosed with the Disclosure Letter

     16.4 The Company is not a party to any consultancy or management agreement

     16.5  The  Company  does  not  use  on  its  letterhead   books   circulars
advertisements or vehicles nor otherwise carry on business under any name other than its corporate name

17.  Company law matters and general compliance

     17.1 Compliance has been made with all legal requirements in connection with the formation of the Company and all issues and grants of shares or other securities of the Company

     17.2 The copy of the memorandum and articles of association of the Company enclosed with the Disclosure Letter is true and complete

     17.3 All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies by the Company have been properly filed, and none has been so filed or delivered within 14 days of the date of this Agreement

     17.4 The statutory books (including all registers and minute books) of the Company have been properly kept

     17.5 The Company has conducted its business in accordance with all applicable laws and regulations of the United Kingdom and any relevant foreign country

     17.6 No agreement, practice or arrangement to which the Company is party is or ought to be or ought to have been registered under, or infringes, the Treaty of Rome or any employment, competition, anti-restrictive trade practice or consumer protection legislation applicable in the United Kingdom or elsewhere

     17.7 There is not pending, or in existence, any investigation or enquiry by, or on behalf of, any governmental or other body in respect of the affairs of the Company

     17.8 The Company has obtained all licences authorisations and consents (private or statutory) required for the carrying on of its business or in respect of any activities processes and substances from time to time carried on held or stored by it and copies of the same are enclosed with the Disclosure Letter

     17.9 All such licences authorisations and consents are in full force and effect, there are no circumstances which may give rise to them being modified, suspended or revoked or not renewed in the ordinary course and all conditions attached to such licences authorisations and consents have in all material respects been complied with

     17.10 No substantial part of the Company's activities are operated under the agreement or consent of a third party, nor is there any agreement (whether or not in respect of

          Intellectual Property Rights) which restricts the manner or fields in which the activities of the Company have been operated or in which the Purchaser may operate the Company's activities following Completion

18.  Environmental legislation

     18.1 As far as the Vendors are aware the Company has at all times complied with the Environmental Legislation and there is nothing in on over or under the Property the presence existence or condition of which constitutes a breach of the Environmental Legislation nor is any manufacturing storage generation servicing treatment disposal or other process carried on at the Property in such a way as to amount to a breach of the same

     18.2 No complaints have been made by any third party (including any employee) with regard to the Property and/or any activities processes or substances in on over or under the Property as the result of any actual or alleged breach of the Environmental Legislation or the presence of any Hazardous Items and there are no circumstances which may lead to any such complaint

19.  Litigation

     19.1 Neither the Company nor any person for whose acts or defaults it may be liable is engaged or involved in any capacity (whether as claimant or defendant or otherwise) in any litigation, arbitration, prosecution or other legal proceedings (whether civil or criminal) or in any proceedings or hearing before any statutory or governmental body, tribunal, department, board or agency

     19.2 No such proceedings are pending or so far as the Vendors are aware threatened and the Vendors are not aware of any facts or circumstances likely to give rise to any such proceedings

     19.3 There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings

20.  Default

     20.1 The Company has not sold, supplied or provided any product or service which did not, does not or will not comply fully with all applicable laws, regulations or standards or which was, is or will be faulty, defective or dangerous or not in accordance with any representation or contractual term, express or implied, relating to it

     20.2 The Company is not in breach of any Contract to which it is a party, and no other party to any such Contract is in breach of it

21.  Insolvency

     21.1 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Company.

     21.2 No petition has been presented or made for an administration order to be made in relation to the Company.

     21.3  No  receiver  (including,   without  limitation,  any  administrative
receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

     21.4 No composition in satisfaction of the debts of the Company, or scheme or arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of their creditors and/or members, has been proposed, sanctioned or approved.

     21.5 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

     21.6 The Company is not insolvent or unable to pay its debts within the meaning of Section 123 of the Insolvency Act or has stopped paying its debts as they fall due.

     21.7 So far as the Vendors are aware, the Company has not been party to any transaction with any third party or parties which, in the event of any such third party or parties going into liquidation or an administration order or a bankruptcy order being made in relation to it or them, may constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts, or (in Scotland) an unfair preference or a gratuitous alienation, under
Section 238 to Section 245 of the Insolvency Act 1986.

     21.8 All charges in favour of the Company required to be registered in accordance with the provisions of Sections 395 and 398 of the Companies Act have been so registered or comply with all necessary formalities as to registration or otherwise in any foreign country.

     21.9 No person who at present is, or who at any time within the last three years was, a director or officer of the Company is, or at any material time was, subject to any disqualification order under the Companies Act, the Insolvency Act 1986 or the Company Directors Disqualification Act 1986.

     21.10 No events or circumstances analogous to any of those referred to in paragraphs 18.1 to 18.9 have occurred, subsist or, so far as the Vendors are aware, are contemplated in or outside England.

     21.11 No steps have been taken or are contemplated by the directors of the Company or any of them or, so far as the Vendors are aware, by any third party, and no circumstances exist, which may at any time hereafter lead to a result which would if the statements contained in paragraphs 18.1 to 18.10 above were then repeated cause them no longer to be true or accurate.

     21.12 No floating charge created by the Company has crystallised and, so far as the Vendors are aware, there are no circumstances likely to cause such a floating charge to crystallise.

22.  Events since the Accounting Date

     Since the Accounting Date :-

     22.1 there has been no reduction in the net asset value of the Company determined in accordance with the same accounting policies as those applied in the Accounts (and valuing no asset at a figure greater than the value attributed to it in the Accounts or, in the case of any asset acquired since the Accounting Date, greater than cost)

     22.2 the Company has not acquired, or agreed to acquire, any single asset having a value in excess of (pound)2,000 or assets having an aggregate value in excess of (pound)5,000

     22.3 the Company has not disposed of, or agreed to dispose of, any asset or incurred, or agreed to incur, any debts or liability (including contingent liabilities) other than in the ordinary course of business

     22.4 the trade and business of the Company has been carried on in the ordinary and normal course

     22.5 there has been no adverse change in the financial or trading position or prospects of the Company

     22.6 no dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA has been declared, paid or made by the Company



SCHEDULE 5

         Taxation

PART I - INTERPRETATION

     1.   Interpretation

     In this Schedule 5 :-

     1.1  the  following   expressions   have  the  following   meanings  unless
inconsistent with the context :-


  Expression                           Meaning

"the  Accounting  Date"                 The same  meaning as in  paragraph  1 of
                                        Schedule 4

"ACT"                                   Advance  corporation  tax

"the Auditors"                          The  auditors  for the time being of the
                                        Company

"the Balance  Sheet"                    The  balance  sheet of the Company as at
                                        the Accounting Date and comprising part of the Accounts

"CAA"                                   Capital Allowances Act 1990

"Claim" Any notice, demand, assessment, letter or other document issued or action taken, by or on behlaf of any Taxation Authority and the submission of any Taxation form, return or computation from which, in either case, it appears to the Purchaser that the Company is or may be subject to a Liability to Taxation or other liability in respect of which the Vendors are or may be liable under paragraph 2

"Dispute"                               Any  dispute,  appeal,  negotiations  or
                                        other proceedings in connection with a Claim

"Event"                                 Any   event,    fact   or   circumstance
                                        whatsoever including but not limited to :-

                                        (a) any transaction,  action or omission
                                        (whether or not the Company is party to it)

                                        (b) the earning, receipt or accrual for any Taxation purpose of any income, profits or gains

                                        (c)  the   incurring  for  any  Taxation
                                        purpose of any loss or expenditure

                                        (d) the declaration, payment or making of any dividend or other distribution

                                        (e) the sale or purchase of the Shares pursuant to the Agreement and

                                        (f) Completion

"FA"                                    Finance Act

"Group Relief"                          The meaning given to that  expression by
                                        section 402 ICTA

"ICTA"                                  Income and Corporation Taxes Act 1988

"IHTA"                                  Inheritance Tax Act 1984

"Liability to Taxation"                 (a) Any liability of the Company to make
                                        an actual payment of Taxation (whether or not the Company is primarily so liable and whether or not the Company has any right of recovery against any other person) and

                                        (b) The use by the  Company (in whole or
                                        in  part)  of  any  Purchaser's   Relief
                                        (including    a    Purchaser's    Relief
                                        surrendered  to the  Company  by another
                                        company)  to  reduce  or  eliminate  any
                                        liability  of the  Company  to  make  an
                                        actual  payment of Taxation  (whether or
                                        not  the   Company   has  any  right  of
                                        recovery  against  any other  person) in
                                        respect  of  which  the  Vendors   would
                                        otherwise   have   been   liable   under
                                        paragraph 2, and

                                        (c) The loss by the Company (in whole or
                                        in  part)  of  any  Purchaser's   Relief
                                        (including    a    Purchaser's    Relief
                                        surrendered to the Company by another company)

"Purchaser's Relief"                    (a) Any relief  which was  treated as an
                                        asset  of the  Company  in  the  Balance
                                        Sheet, and



                                        (b) Any  Relief  which  was  taken  into
                                        account in computing (and so reducing or
                                        eliminating)  any provision for deferred
                                        tax which  appears in the Balance  Sheet
                                        or  which  would  have  appeared  in the
                                        Balance   Sheet  but  for  the  presumed
                                        availability of such Relief, and

                                        (c) Any Relief which arises as a result of any Event which has occurred or occurs after the Accounting Date

"Relief" (a) Any relief, allowance, exemption, set-off, deduction or credit available from, against or in relation to Taxation or in the computation for any Taxation purpose of income, profits or gains, and
                                        (b) Any right to a repayment of Taxation

"Taxation"

                                        (a) Any tax, duty,  impost or levy, past
                                        or  present,  of the  United  Kingdom or
                                        elsewhere, whether governmental,  state,
                                        provincial,    local   governmental   or
                                        municipal,  including but not limited to
                                        income   tax   (including   income   tax
                                        required to be deducted or withheld from
                                        or  accounted  for  in  respect  of  any
                                        payment   under   section  203  ICTA  or
                                        otherwise),    corporation   tax,   ACT,
                                        capital gains tax, inheritance tax, VAT,
                                        customs  and  other   import  or  export
                                        duties, stamp duty reserve tax, national
                                        insurance     and    social     security
                                        contributions, and

                                        (b)  Any   fine,   penalty,   surcharge,
                                        interest or other imposition relating to
                                        any tax, duty,  impost or levy mentioned
                                        in paragraph  (a) of this  definition or
                                        to any account,  record, form, return or
                                        computation   required   to   be   kept,
                                        preserved, maintained or submitted to any person for the purposes of any such tax, duty, impost or levy

"Taxation Authority"                    Any  authority,  whether  of the  United
                                        Kingdom  or   elsewhere,   competent  to
                                        impost,   asses  or  collect   Taxation,
                                        including but not limited to the Board of Inland Revenue, the Commissioners of Customs and Excise and the Department of Social Security

"Taxation Statute"                      Any statute  relating  to Taxation  (and
                                        all   regulations  and  other  documents
                                        having  the  force  of  law  under  such
                                        statute) published,  enacted,  issued or
                                        coming   into   force   on   or   before
                                        Completion

"TCGA"                                  Taxation of Chargeable Gains Act 1992

"TMA"                                   Taxes Management Act 1970

"VAT"                                   Value added tax

"VATA"                                  Value Added Tax Act 1994

"VAT Group"                             Any group of companies  for the purposes
                                        of section 43 VATA of which the Company is or has been a member on or before Completion

     1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose

     1.3 references to the loss of a Relief include the disallowance of a Relief and the failure to obtain a Relief (whether as a result of the surrender of the Relief to another company or otherwise)

     1.4 any stamp duty which is charged on any document, or in the case of a document which is outside the United Kingdom any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of the Company to any asset or in the enforcement or production of which the Company is interested, and any interest, fine or penalty relating to such stamp duty, will be deemed to be a liability of the Company to make an actual payment of Taxation, and

     1.5 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, or re-enacted in such provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions

PART II - TAX COVENANT

2.   Covenant

     Subject to the provisions of this Part II of this Schedule 5, the Vendors covenant with the Purchaser to pay to the Purchaser an amount equal to the amount of:-

     2.1 any Liability to Taxation which has arisen or arises as a result of or in connection with any Event which occurred on or before Completion, whether or not such Liability to Taxation has been discharged on or before Completion, and

     2.2 any Liability to Taxation which arises under section 767A ICTA, section 132 FA 1988 or section 178, 179, 189, 190 or 191 TCGA as a result of the combined effect of two or more Events, the first of which occurred on or before Completion, and

     2.3 any Liability to Taxation which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business of the Company, and

     2.4 any Liability to Taxation which arises as a result of any supply, acquisition or importation made or deemed to be made after Completion for the purposes of VAT by any member of any VAT Group other than the Company and any other Group Member, and

     2.5 any Liability to Taxation in respect of a chargeable gain which arises as a result of the disposal after Completion of any asset acquired by the Company on or before Completion, to the extent that such Liability to Taxation would not have arisen if the expenditure allowable under section 38(1)(a) TCGA in respect of the asset (ignoring any other Relief) had not been less than the value of the asset stated in the Balance Sheet or, in the case of an asset acquired after the Accounting Date, the cost of the asset, and

     2.6 any Liability to Taxation which arises in respect of a chargeable gain as a result of the Company ceasing after Completion to use an asset acquired on or before Completion for the purposes of a trade, as mentioned in section 154(2)(b) TCGA, or as a result of the expiry after Completion of a period of ten years beginning on or before Completion with the acquisition of an asset, as mentioned in section 154(2)(c) TCGA, and

     2.7 any liability of the Company to make a payment in respect of Taxation to any person which has arisen or arises as a result of or in connection with any Event which occurred on or before Completion, whether or not such liability has been discharged on or before Completion, including but not limited to :-

          2.7.1 any liability of the Company to make a payment in respect of Taxation to any person under any indemnity, covenant, guarantee or charge entered into by the Company on or before Completion, and


          2.7.2 any liability of the Company to make a payment in respect of Taxation to any person under any agreement or arrangement relating to the surrender of Group Relief, ACT or any other Relief or to any VAT Group, in either case entered into by the Company on or before Completion, and

     2.8 any reasonable costs, fees or expenses incurred by the Company or the Purchaser in connection with :-

          2.8.1 any Liability to Taxation or other liability in respect of which the Vendors are liable under any of paragraphs 2.1 to 2.7, or

          2.8.2 any Claim or any Dispute, or

          2.8.3 taking or defending any action (including but not limited to legal proceedings) under this Part II of this Schedule 5

3.   Quantification

     For the purposes of paragraph 2 the amount of a Liability to Taxation or a liability of the kind mentioned in paragraph 2.7 will be determined as follows :-

     3.1 the amount of a Liability to Taxation falling within paragraph (a) of the definition of that expression in paragraph 1.1 will be the amount of the actual payment of Taxation which the Company is liable to make

     3.2 the amount of a Liability to Taxation falling within paragraph (b) of the definition of that expression in paragraph 1.1 will be the amount of Taxation saved by the Company as a result of the use of the Purchaser's Relief, and

     3.3 the amount of a Liability to Taxation falling within paragraph (c) of the definition of that expression in paragraph 1.1 will be :-

          3.3.1 the amount of Taxation which would have been saved by the Company but for the loss of the Purchaser's Relief on the basis of the rates of Taxation current at the date of the loss, assuming for this purpose that the Company had sufficient profits or was otherwise in a position actually to use the Purchaser's Relief, or

          3.3.2 if the Purchaser's Relief lost was a right to a repayment of Taxation, the amount of the repayment of Taxation so lost, and

     3.4 the amount of a liability of the Company to make a payment in respect of Taxation will be the amount of the payment in respect of Taxation which the Company is liable to make


4.   Exclusions

     4.1 The Vendors will not be liable under paragraph 2 in respect of a Liability to Taxation or other liability of the Company to the extent to which :-

          4.1.1 such Liability to Taxation or other liability was discharged on or before the Accounting Date and the discharge of such Liability to Taxation or other liability was recognised in the Balance Sheet, or

          4.1.2 provision was made in the Balance Sheet for such Liability to Taxation or other liability, or

          4.1.3 such Liability to Taxation or other liability would not have arisen but for any Event which occurred in the ordinary course of business of the Company after the Accounting Date and on or before Completion, or

          4.1.4 payment has already been made by the Vendors, either to the Purchaser or the relevant Taxation Authority, in respect of such Liability to Taxation or other liability under this Part II or Part III of this
     Schedule 5, or

          4.1.5 such Liability to Taxation or other liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice of any Taxation Authority first enacted or announced after Completion or any decision of the courts made after Completion which alters the generally accepted interpretation of any legislation as at the date of this Agreement, or

          4.1.6 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of the Company after Completion which the Purchaser was aware or ought reasonably to have been aware would give rise to the Liability to Taxation or other liability in question, or

          4.1.7 such claim arises or is increased as a result of the Purchaser being in breach of its obligations under paragraph 7 of this Part II of this Schedule 5 and such breach is incapable of remedy or is not remedied within 21 days after the Vendors shall have given notice to the Purchaser requiring such breach to be remedied

     4.2 For the purposes of paragraph 4.1.3 none of the following will be regarded as an Event occurring in the ordinary course of business of the Company :-

          4.2.1 any distribution (as defined in section 209 and 418 ICTA) or deemed distribution

          4.2.2 the disposal or acquisition of any asset (including trading stock) or the supply or obtaining of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the consideration (if any) actually received or given for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received or given for any Taxation purpose

          4.2.3 any Event which gives rise to a Liability to Taxation in respect of deemed (as opposed to actual) income, profits or gains

          4.2.4 the Company ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any Taxation purpose

          4.2.5 any Event which gives rise to a Liability to Taxation under Part XVII ICTA

          4.2.6 any Event which gives rise to a Liability to Taxation primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person

          4.2.7 the disposal of any capital asset

          4.2.8 any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or reducing or deferring a Liability to Taxation

          4.2.9 the creation, cancellation or reorganisation of any share or loan capital of the Company

          4.2.10 the failure by the Company to deduct or account for any Taxation, or

          4.2.11 any Event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Taxation

     4.3 For the purposes of paragraph 4.1.6 neither of the following will be regarded as a voluntary act, transaction or omission of the Company:-

          4.3.1 any voluntary act, transaction or omission which is carried out or occurs in the ordinary course of business of the Company

          4.3.2 any voluntary act, transaction or omission which is carried out or occurs pursuant to a legally binding obligation entered into by the Company on or before Completion or is imposed on the Company by any legislation whether coming into force before, on or after Completion

5.   Deductions from payments

     5.1 Except as required by law all payments by the Vendors under this Part II of this Schedule 5 will be made free and clear of all deductions and withholdings (whether in respect of Taxation or otherwise)

     5.2 If any deduction or withholding is required by law to be made from any payment by the Vendors under this Part II of this Schedule 5 or if (ignoring any available Relief) the Purchaser is subject to Taxation in respect of any payment by the Vendors under this Part II of this Schedule 5, the Vendors covenant with the Purchaser to pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or Taxation

6.   Due date for payment

     6.1 The due date for the making of a payment by the Vendors under this Part II of this Schedule 5 will be :-

          6.1.1 the date falling five Business Days after the Purchaser has served notice on the Vendors demanding such payment, or

          6.1.2 in any case involving a liability of the Company or the Purchaser to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in paragraph 6.1.1 and the date falling five clear Business Days before the last date upon which the payment is required to be made to the person entitled to the payment (after taking into account any postponement of the due date for payment of any Taxation which is obtained)

     6.2 If any payment required to be made by the Vendors under this Part II of this Schedule 5 is not made by the due date, ascertained in accordance with paragraph 6.1 then, except to the extent that the Vendors' liability under paragraph 2 compensates the Purchaser for the late payment by virtue of the definition of the expression "Taxation" in paragraph 1.1 extending to interest, such payment will bear interest from the due date for payment at the annual rate of 2 per cent above the base lending rate from time to time of National Westminster Bank plc, accruing on a daily basis until payment is made, whether before or after any judgment

7.   Claims procedure

     7.1 The Purchaser will as soon as reasonably practicable give notice of any Claim to the Vendors and in any event within 12 Business Days of becoming aware of such Claim, provided that the giving of such notice will not be a condition precedent to the liability of the Vendors under paragraph 2

     7.2 Provided that the Vendors indemnify the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses and damages and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all reasonable costs, and expenses (including interest on overdue Taxation) which may be incurred thereby, the Purchaser will procure that the Company, at the Vendors' cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Vendors may reasonably and promptly request to dispute, appeal against, settle or compromise any Claim, including but not limited to :-

          7.2.1 applying to postpone (so far as legally possible) the payment of any Taxation, and

          7.2.2 (except in the case of a Claim where any Taxation Authority alleges dishonest or fraudulent conduct on the part of any of the Vendors, the Company or any person acting on behalf of any of the Vendors or the Company) allowing the Vendors to undertake, at their own cost and expense, the conduct of the Dispute

     7.3 The Vendors will not without the prior written consent of the Purchaser take any action in relation to any Dispute conducted by them or at their request, including but not limited to :-

          7.3.1 the transmission or any communication (whether written or otherwise) to any Taxation Authority

          7.3.2 the appointment of solicitors or other professional advisers in relation to the Dispute

          7.3.3 the settlement or compromise of the relevant Claim, and

          7.3.4 the agreement of any matter which is likely to affect the amount of the relevant Claim or any future Liability to Taxation

     7.4 The Purchaser may withhold its consent to the taking of any action mentioned in paragraph 7.3 which it considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or on any other reasonable ground but otherwise its consent will not be unreasonably withheld

     7.5 The Vendors will promptly and fully inform the Purchaser of all matters relating to any Dispute conducted by or at the request of the Vendors and will provide the Purchaser with copies of all correspondence and other documents relating thereto

     7.6 Without prejudice to the liability of the Vendors under this Part II of this Schedule 5:-

          1. the Purchaser will be entitled, at the Vendors' reasonable cost and expense, to appoint its own solicitors and other professional advisers in relation to any Dispute conducted by or at the request of the Vendors, in addition to those appointed by the Vendors


          2. the Purchaser will not be obliged to procure that the Company appeals against any assessment to or demand for Taxation unless within ten Business Days of the Purchaser giving notice thereof to the Vendors in accordance with paragraph 7.1 the Vendors have given notice to the Purchaser to do so, and

          7.6.3 if the Vendors fail promptly (and in any event within ten Business Days of the Purchaser giving notice requiring them to do so) to inform the Purchaser of any action which they wish the Purchaser to procure the Company to take under paragraph 7.2 , the Purchaser will be entitled to procure that the Company settles or compromises any Claim on such terms as it determines in its absolute discretion

8.   Time limit

     8.1 The Vendors will not be liable under paragraph 2 in respect of a Liability to Taxation or other liability of the Company unless within seven years after Completion the Purchaser has given notice to the Vendors of any Claim whatsoever relating to such Liability to Taxation or other liability, or of any Event which may give rise to such a Claim

     8.2 The time limit in paragraph 8.1 will not apply in any case involving :-
8.2.1 dishonest or fraudulent conduct on the part of any of the Vendors or the Company or any person acting on behalf of any of the Vendors or the Company, or

          8.2.2 any Liability to Taxation or other liability of the Company which arises as a result of the combined effect of two or more Events not all of which occurred on or before Completion, in which case the time limit in paragraph 8.1 will be deemed to be seven years after the last of such Events to occur

9.   Savings

     9.1 If (at the Vendors' request and expense) the Auditors determine that the Company has obtained a Saving, the Purchaser will as soon as reasonably practicable thereafter repay to the Vendors the lesser of :-

          9.1.1 the amount of the Saving (as determined by the Auditors), and

          9.1.2 the amount paid by the Vendors under paragraph 2 in respect of the Liability to Taxation which gave rise to the Saving less any part of that amount previously repaid to the Vendors under any provision of this Agreement or otherwise

     9.2 If, at the request and cost of the Vendors, the Auditors shall certify that any provision for Taxation (not being a provision for deferred taxation) contained in the Balance Sheet is an over-provision, the value of such over-provision shall be set against the liability of the Vendors under paragraph 2, except in so far as such over-provision is attributable to the effect of a change in rates of taxation after the date hereof, but no deduction shall be made from any payment which the Vendors shall be obliged to make hereunder unless such certificate is in existence on the due date for that payment. In the event that such a certificate is given after the Vendors have made a payment hereunder, the Purchaser shall refund to the Vendors (without interest) any payment made by the Vendors to the extent that such over-provision could have been set against such payment if the certificate had been in existence on the due date of payment. The Purchaser shall co-operate in obtaining any such certificate if the Vendors shall so request.

     9.3 The Company will use any Relief which gives rise to a Saving in priority to any other Relief available to it (including by way of surrender by another company to it) to reduce or eliminate any liability to make an actual payment of corporation tax

     9.4 In determining whether the Company has obtained a Saving or that an over provision exists, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties

10.  Recovery from other persons

     10.1 If the Company recovers from any other person (including any Taxation Authority but excluding the Purchaser, any other member of the same group of companies as the Purchaser and any officer or employee of any such company) any amount which is referable to a Liability to Taxation or other liability of the Company in respect of which the Vendors have made a payment under paragraph 2, the Purchaser will repay to the Vendors the lesser of :-

          10.1.1 the amount so recovered (less any losses, reasonable costs, damages and reasonable expenses incurred by the Company, the Purchaser or any other member of the same group of companies as the Purchaser as a result of or in order to achieve the recovery of that amount), and

          10.1.2 the amount paid by the Vendors under paragraph 2 in respect of the Liability to Taxation or other liability in question less any part of such amount previously repaid to the Vendors under any provision of this Agreement or otherwise

          10.2 If the Purchaser becomes aware that the Company is entitled to recover any amount mentioned in paragraph 10.1, the Purchaser will as soon as reasonably practicable give notice of the fact to the Vendors and provided that the Vendors indemnify the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses and damages and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all reasonable costs and expenses which may be incurred thereby, the Purchaser will procure that the Company, at the Vendors' cost and expense, takes such action as the Vendors may reasonably and promptly request to effect such recovery

     10.3 The action which the Vendors may request the Company to take under paragraph 10.2 does not include:-

          10.3.1 any action which the Purchaser considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or to which the Purchaser objects on any other reasonable ground; or

          10.3.2 allowing the Vendors to undertake the conduct of any action necessary to effect recovery of the amount in question

11.  General

     All payments by the Vendors under this Part II of this Schedule 5 will be treated as repayments by the Vendors of the Consideration, provided that this paragraph 11 will not operate in any way to limit the liability of the Vendors under this Part II of this Schedule 5

PART III - TAX WARRANTIES

12.  Returns, disputes and clearances

     12.1 All notices, returns, computations, registrations and payments which should have been made by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or so far as the Vendors are aware, is likely to be, the subject of any dispute with any Taxation Authority

     12.2 The Company is not involved in any dispute with any Taxation Authority concerning any matter likely to affect in any way the liability of the Company to Taxation and so far as the Vendors are aware there are no circumstances which are likely to give rise to any such dispute

     12.3 The Taxation affairs of the Company have never been the subject of any investigation or enquiry by any Taxation Authority (other than routine questions), no Taxation Authority has indicated that it intends to investigate the Taxation affairs of the Company and so far as the Vendors are aware there are no circumstances which are likely to give rise to any such investigation

     12.4 The Company has punctually supplied all information requested by any Taxation Authority for any Taxation purpose

     12.5 All particulars furnished to the Inland Revenue or any other Taxation Authority in connection with the application for any consent or clearance made on behalf of or affecting the Company fully and accurately disclosed all facts, circumstances and (where appropriate) law material to the decision of the Inland Revenue or such other Taxation Authority and any such consent or clearance given remains valid and effective and any transaction for which such consent or clearance has previously been obtained has been carried into effect (if at all) only in accordance with the terms of the relevant application, consent or clearance

     12.6 The Disclosure letter contains details so far as they affect the Company of all concessions, arrangements and agreements (whether formal or informal) negotiated with any Taxation Authority and no action has been taken by or on behalf of the Company which has had or so far as the Vendors are aware is likely to have the result of altering, prejudicing or in any way disturbing any such concession, arrangement or agreement

13.  Penalties and interest

     13.1 The Company has not since the Accounting Date paid, and is not liable to pay, any fine, penalty, charge, surcharge or interest charged by virtue of any of the provisions of TMA or any other Taxation Statute and has not since the Accounting Date become subject to any forfeiture by virtue of any such provisions or to the operation of any penal provisions contained in any Taxation Statute

     13.2 So far as the Vendors are aware, there are no circumstances which are likely to cause the Company to become liable to pay any fine, penalty, charge, surcharge or interest, or become subject to any forfeiture, as mentioned in paragraph 13.1

14.  Taxation claims, liabilities and reliefs

     14.1 The Company has sufficient records to calculate the liability to Taxation or relief arising on the disposal of any asset owned at the Accounting Date or acquired since the Accounting Date but before Completion

     14.2  The  Company  has  duly  and  properly  made  all  Taxation   claims,
disclaimers, elections and surrenders and given all notices and consents and done all other things in respect of Taxation the making, giving or doing of which was assumed to have been made for the purposes of the Balance Sheet, all such claims, disclaimers, elections, surrenders, notices, consents and other things have been accepted as valid by the relevant Taxation Authorities and none has been revoked or otherwise withdrawn

     14.3 The Company  has neither  made nor is entitled to make any claim under section 23, 24, 48, 242, 279 or 280 TCGA or section 584 ICTA

     14.4 The Company is not, and will not become, liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or amounts corresponding to any Taxation) payable by or chargeable on or attributable to any other person, whether in consequence of the failure by that person to discharge that Taxation within any specified period or otherwise, where such Taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or before Completion

     14.5 No relief (whether by way of deduction, reduction, set off, exemption, repayment or allowance or otherwise) from, against or in respect of any Taxation has been claimed by and/or given to the Company which would or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising, occurring or effected on or before Completion

15.  Distributions and payments

     15.1 The Company has deducted and properly accounted to the appropriate Taxation Authority for all amounts which it has been obliged to deduct in respect of Taxation, has complied fully with all reporting requirements relating to all such amounts and has (where required by the applicable Taxation Statute) duly provided certificates of deduction of tax to the recipients of payments from which deductions have been made

     15.2 The Company has not at any time declared, paid or made any dividend or other payment which is, or could be treated as, a distribution for the purposes of Part VI ICTA or section 418 ICTA except any dividend disclosed in its audited statutory accounts nor is it bound to make such a distribution

     15.3 There are no securities (within the meaning of section 254(1) ICTA) of the Company in issue or which the Company has agreed to issue any payment in respect of which falls to be treated as a distribution for the purposes of section 209 ICTA

     15.4 The Company has not at any time issued or agreed to issue any share capital as paid up otherwise than by the receipt of new consideration, after repaying any share capital, as mentioned in section 210 ICTA

     15.5 The Company has not made or received any exempt distribution within the meaning of section 213 ICTA, and has at no time been a relevant company in relation to an exempt distribution for the purposes of that section or concerned in an exempt distribution for the purposes of section 214 ICTA

     15.6 The Company has not at any time received a capital distribution to which section 189 TCGA could apply

     15.7 No rents, interest, annual payments or other sums of an income nature paid or payable by the Company since the Accounting Date, or which the Company is under an obligation to pay, will be wholly or partially disallowable as deductions or charges in computing the profits of the Company for the purposes of corporation tax, whether by virtue of the provisions of section 74, 79, 125, 338, 577, 779 to 786 (inclusive) or 787 ICTA or otherwise

     15.8 The Company has not since the Accounting Date made any payment to, or provided any benefit for, any present or former director, employee or officer which is wholly or partially disallowable as a deduction in computing the profits of the Company for the purposes of corporation tax, and is under no obligation to make any such payment or provide such benefit

     15.9 The Company is not and never has been a party to any interest rate contract or option, or currency contract or option which is or may become a qualifying contract as described in Chapter II Part IV FA 1994

     15.10 The Company has no assets or liabilities to which Chapter II Part II FA 1993 could apply

     15.11 The Company has not elected that any dividend it has paid be treated as a foreign income dividend as described in Chapter VA Part VI ICTA

     15.12 The Company has not paid any dividend to which section 246T ICTA has applied

16.  Employee benefits

     16.1 Without prejudice to the generality of paragraph 15.1, the Company has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation Statute, from all payments made, or treated as made, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and accounting to the Inland Revenue for all Taxation so deducted and for all Taxation chargeable on the Company on benefits provided for its directors, employees or officers, or former directors, employees or officers

     16.2 The Company has complied fully with all reporting requirements, and proper records have been maintained, relating to all payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers

     16.3 Without prejudice to the generality of paragraph 12.6, the Disclosure Letter contains full details of all notifications and dispensations granted to the Company by the Inland Revenue under section 166 ICTA or otherwise relating to payments and benefits made or provided, or treated as made or provided, to its directors, employees or officers or former directors, employees or officers or any persons required to be treated as such, and the reporting requirements in relation to such payments and benefits as are mentioned in paragraph 16.2

     16.4 The Company has complied fully with its obligations under the provisions of sections 136(6) and 139(5) ICTA and section 85 FA 1988

     16.5 The Disclosure Letter contains full details of all share option schemes and profit sharing schemes established by the Company whether approved by the Inland Revenue under the provisions of Schedule 9 ICTA or otherwise

     16.6 The Company has not established a qualifying employee share ownership trust within the meaning of section 74 and Schedule 5 FA 1989 and no chargeable event within the meaning of section 69 FA 1989 has occurred

     16.7 The Disclosure Letter contains full details of all profit-related pay schemes providing for the payment to any employee of the Company of emoluments calculated by reference to profits, which have ever been registered under Chapter III Part V ICTA

     16.8 The Company has complied fully with its  obligations  under Chapter IV
Part XIII ICTA

     16.9 The Company has complied fully with all its obligations relating to Class 1 and Class 1A National Insurance Contributions, both primary and secondary

17.  Close companies

     17.1 The Company is not, and has never been, a close  company as defined in section 414 ICTA

     17.2 The Company is not, and has never been, a close investment-holding company within the meaning of section 13A ICTA

     17.3 The Company has not at any time:-

          17.3.1 made any loan or advance or effected any transaction falling within section 419, 421 or 422 ICTA or released or written off or agreed to release or write off the whole or any part of any such loans or advances; or

          17.3.2 made a transfer of value which is or may be liable to Taxation under the provisions of section 94 IHTA

     17.4 No distribution within section 418(2) ICTA has ever been made by the Company

18.  Group transactions

     The Company has not at any time:-

     18.1 acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in section 170 TCGA;

     18.2 entered into or been  otherwise  involved in any  transaction to which section 774 ICTA applies;

     18.3 surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount by way of Group Relief pursuant to sections 402 to 413 (inclusive) ICTA and has not made or received and is not liable to make or entitled to receive a payment for Group Relief;

     18.4 surrendered or claimed or agreed or arranged to surrender or claim (and prior to Completion will not surrender or claim or agree or arrange to surrender or claim) any amount of ACT pursuant to section 240 ICTA and has not made or received and is not liable to make or receive a payment for surrender of ACT;

     18.5 joined in the making of any election pursuant to section 247 ICTA or paid any dividend without paying ACT or made any payment without deduction of income tax in circumstances such that ACT ought to have been paid or income tax ought to have been deducted as mentioned in section 247(6) ICTA;

     18.6 been a party to any such reconstruction as is described in section 343 ICTA;

     18.7 been the subject of or otherwise involved in any arrangements as are referred to in section 240(11) or 410 ICTA;

     18.8 acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in section 173(2) TCGA;

     18.9 been, and there are no circumstances by virtue of which the Company could be, assessed or charged to corporation tax by virtue of the provisions of section 178(9), 179(11), 190 or 191 TCGA and is not entitled to recover or liable to have recovered from it any sums paid pursuant to any of those sections; or

     18.10 ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of section 178 or 179 TCGA or at a time when it held an interest in land which could have been chargeable to Taxation under section 21 Development Land Tax 1976 and neither the execution of this Agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose whether pursuant to section 178 or 179 TCGA or otherwise

19.  Gifts

     19.1 There is no outstanding Inland Revenue charge (as defined in section 237 IHTA) over any asset of the Company or over any of the Shares

     19.2 There are in existence no circumstances by virtue of which any such power as is mentioned in section 212 IHTA could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which any such power could be exercised but for the provisions of section 204(6) IHTA

     19.3 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 IHTA

     19.4 The Company has not  received any asset by way of gift as mentioned in section 282 TCGA

     19.5 No expenditure incurred by the Company on the acquisition of any shares is liable to be reduced under the provisions of section 125 TCGA

20.  Tax avoidance

     The Company has not entered into or been a party to any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or deferring Taxation or reducing a liability to Taxation and in particular, but without limitation, has not entered into or been a party to any scheme, arrangement or transaction to which the provisions of any of sections 34 to 37 (inclusive), 56 and 398, 395, 399, 703 to 709 (inclusive), 713, 714, 729 to 737 (inclusive), 770, 775, 776, 779 to 786
(inclusive), 787 and 798 ICTA could apply

21.  Base values and acquisition costs

     21.1 If each of the capital assets of the Company owned at the Accounting Date was disposed of for a consideration equal to the book value of that asset in, or adopted for the purpose of, the Balance Sheet, or in the case of assets acquired since the Accounting Date, equal to the consideration given on acquisition, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (and for this purpose there will be disregarded any relief or allowance available to the Company other than amounts falling to be deducted from the consideration receivable under section 38 TCGA)

     21.2 The  Company  does not own any  wasting  assets  within the meaning of section 44 TCGA which do not qualify in full for capital allowances as described in section 47(1) TCGA

22.  Capital gains

     The Company has not at any time:-

     22.1 made a claim under sections 152 to 158 (inclusive) or 175 or 247 TCGA which affects the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen upon a disposal of any asset or acquired any asset or any interest in any asset in circumstances in which another company has made a claim under section 175 TCGA which affects for the purposes of the TCGA the amount or value of the consideration given for such asset or interest;

     22.2 been a party to, involved in, or connected with any disposal of assets within the meaning of section 29 TCGA or any scheme or arrangement such as is mentioned in section 30 TCGA;

     22.3 been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of section 135 TCGA) section 127 TCGA applied to the exchange;

     22.4 carried out or been involved in or connected with any reorganisation or scheme of reconstruction or amalgamation whether or not (by virtue of section 126 or 136 TCGA) section 127 TCGA applied to such reorganisation or scheme of reconstruction or amalgamation;

     22.5 carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not section 139 TCGA applied to the transfer;

     22.6 been a party to, involved in, or connected with, any depreciatory transaction to which section 176 TCGA applied (including any transaction to which that section applied by virtue of section 177 TCGA);

     22.7 acquired or disposed of any asset or entered into any transaction or arrangement whatsoever otherwise than by way of bargain at arm's length or in respect of which there may be substituted for the actual consideration given or received by the Company a different consideration for any Taxation purposes;

     22.8 realised a loss to which section 18(3) TCGA applied or may apply;

     22.9 realised a pre-entry loss or acquired any pre-entry asset as defined in Schedule 7A TCGA;

     22.10 disposed of any chargeable asset for a consideration not payable wholly in cash on completion of the disposal;

     22.11 acquired any debt (other than a debt on a security (as defined in section 132 TCGA)) in respect of which it is not the original creditor;


     22.12 made an election under section 35(5) TCGA nor has the Company made its first relevant disposal for the purposes of section 35(6) TCGA;

     22.13 acquired any policy of assurance or contract for a deferred annuity or any interest in any such policy or contract in circumstances such that a chargeable gain could arise on disposal under section 210 TCGA;

     22.14 transferred a trade carried on by it outside the United Kingdom through a branch or agency in circumstances such that a chargeable gain could be deemed to arise at a date after such transfer under section 140 TCGA;

     22.15 made any claim or election under section 161(3) TCGA;

     22.16 made any claim under section 253 or 254 TCGA and no chargeable gain has arisen or is likely to arise under section 253 or 254 TCGA

23.  Capital allowances

     23.1 All capital expenditure incurred by the Company since the Accounting Date and all capital expenditure which may be incurred by the Company under any existing contract has qualified or will be capable of qualifying for capital allowances

     23.2 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting period of the Company ended on the Accounting Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made

     23.3 Nothing has occurred since the Accounting Date as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge for the purpose of capital allowance under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA

     23.4 The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing

     23.5 The Company has not made any election under section 37 CAA nor is it taken to have made any such election under section 37(8)(c) CAA

     23.6 The Company has not obtained any capital  allowances  under Chapter VI
Part II CAA

24.  VAT: general

     24.1 The Company:-

          24.1.1 is duly registered and is a taxable person for the purposes of VAT and such registration is not subject to any conditions imposed by or agreed with the Commissioners of Customs & Excise;

          24.1.2 has complied in all respects with all statutory requirements, orders, provisions, directions or conditions relating to VAT;

          24.1.3 maintains complete, correct and up-to-date records for the purposes of all legislation relating to VAT and is not subject to any condition imposed by the Commissioners of Customs & Excise under paragraph 6 Schedule 11 VATA;

          24.1.4 is not in arrears with any payment or returns under legislation relating to VAT or excise duties, or liable to any abnormal or non-routine payment of VAT, or any forfeiture or penalty, or to the operation of any penal provisions;

          24.1.5 has not within the last two years been served with any penalty liability notice under section 64 VATA or any surcharge liability notice under section 59 VATA or been issued with any written warning under section 76(2) VATA;

          24.1.6 has not been required by the Commissioners of Customs and Excise to give security under paragraph 4 Schedule 11 VATA;

          24.1.7 has not been or applied for treatment as a member of a group for VAT purposes under section 43 VATA and no transaction has been effected in consequence of which the Company is or may be held liable for any VAT arising from supplies made by another company;

          24.1.8 has no interest and has not at any time within the last ten years had any interest in any assets to which Part XV of the Value Added Tax Regulations 1995 apply; and

          24.1.9 is not, and has not agreed to become, an agent, manager or factor for the purposes of section 47 VATA of any person who is not resident in the United Kingdom

     24.2 All supplies of goods and services made by the Company are taxable supplies for the purposes of the VATA and the Company has not been and will not be denied credit for any input tax by reason of the operation of section 26 VATA or otherwise

     24.3 All goods or services supplied to the Company, or goods imported by the Company, in respect of which the Company has claimed credit for input tax under section 25 VATA, are used or to be used wholly for the purposes of the Company's business

     24.4 The Company has never disposed of or acquired any business or assets in the circumstances mentioned in section 49 VATA or Article 5 of the Value Added Tax (Special Provisions) Order 1995

     24.5 The Company has never been registered for the purposes of value added tax by reason of its intention to make taxable supplies (within the meaning of section 4 VATA)

     24.6 There are set out in the Disclosure Letter details of all outstanding claims made by the Company under section 22 Value Added Tax Act 1983 and section 36 VATA

25.  VAT: property transactions

     25.1 The Company has not incurred any liability in respect of value added tax (whether to H.M. Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph

     25.2 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1)
Schedule 10 VATA in respect of any land in, over or in respect of which the Company has any interest, right or licence to occupy and the Company is not aware of any intention to make such an election

     25.3 The Company does not own the fee simple in any building work such as is referred to in Item 1(a) Group 1 Schedule 9 VATA

     25.4 No interest in or right over land or any licence to occupy land of the Company constitutes or is subject to a developmental tenancy, developmental lease or developmental licence such as is referred to in Item 1(b) Group 1
Schedule 9 VATA

     25.5 The Company has not incurred any liability under the provisions of paragraph 6 Schedule 10 VATA or the Value Added Tax (Self Supply of Construction Services) Order 1989 and there are no circumstances in existence at the date of this Agreement whereby the Company would become so liable on the occurrence of any of the events mentioned in paragraph 5(1)(a) or 5(1)(b) Schedule 10 VATA or paragraph 3 of the Value Added Tax (Self Supply of Construction Services) Order 1989

26.  Stamp duty and stamp duty reserve tax

     26.1 All documents which are liable to stamp duty and which confer any right upon the Company have been duly stamped and no document which confers any right upon the Company and which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty

     26.2 The Company has never incurred or otherwise been under a liability to stamp duty reserve tax and there are no circumstances which may result in the Company being so liable

     26.3 Within the last five years the Company has not made any claim for relief or exemption under section 42 FA 1930 or section 75, 76 or 77 FA 1986

27.  Residence and offshore interests

     27.1 The Company is and has at all times been resident in the United Kingdom for the purposes of all Taxation Statutes and has not at any time been resident outside the United Kingdom for the purposes of any Taxation Statute or any double taxation arrangements

     27.2 The Company is not, and has never been, a dual-resident investing company within the meaning of section 404 ICTA

     27.3 The Company has not at any time entered into any transaction falling within section 765 ICTA or failed to comply with the requirements of section 765A ICTA

     27.4 The Company has not at any time been subject to Taxation in any jurisdiction outside the United Kingdom or had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date of this Agreement) outside the United Kingdom

     27.5 The Company does not own and has not at any time owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund within the meaning of section 760 ICTA

     27.6 The Company does not own and has not at any time owned any interest in a controlled foreign company within the meaning of sections 747 and 752 ICTA

     27.7 The Company is not, and has not at any time since 1st April 1985 been, a company which has, or an associated company of a company which has, a qualifying presence in a unitary state for the purposes of sections 812 to 184 ICTA

     27.8 The Company does not and has at no time held shares in a company which is not resident in the United Kingdom and which would be a close company if it were resident in the United Kingdom, in circumstances such that a chargeable gain accruing to that other company could be apportioned to the Company under section 13 TCGA

28.  The Balance Sheet

     The Balance Sheet fully provides for all Taxation (on the basis of the rates applicable to the financial year which ended on the Accounting Date) liable to be assessed on or in respect of or by reference to:-

     28.1 the profits, gains, income and earnings (whether actual or deemed) for any period ended on or before the Accounting Date; or

     28.2 any distributions (within the meaning of Part VI or section 418 ICTA) made or deemed to be made on or before the Accounting Date; or

     28.3 any other transaction entered into or deemed to be entered into on or before the Accounting Date

29.  Post-Accounting Date

     Since the Accounting Date:-

     29.1 the Company has not incurred and has not become liable to incur expenditure which will not be wholly deductible in computing its taxable profits, except for expenditure on the acquisition of an asset to be held otherwise than as Stock and expenditure for entertainment, details of which are, in each case, set out in the Disclosure Letter;

     29.2 no event has occurred which has given rise or will or may give rise to a liability to Taxation on the Company in respect of deemed (as opposed to actual) income, profits or gains or which has resulted or will or may result in the Company becoming liable to Taxation directly or primarily chargeable against or attributable to another person;

     29.3 the Company has not entered into any transaction which has given rise or may give rise to a Liability to Taxation on a chargeable gain; and

     29.4 no event has occurred as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge for the purposes of capital allowances under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under section 46 or 47 CAA

30.  Losses and ACT

     30.1 Within the last three years there has been no major change in the nature or conduct of a trade or business carried on by the Company within the meaning of section 245, 245A or 768 ICTA

     30.2 There has at no time been a change in the ownership of the Company (otherwise than pursuant to this Agreement) such that section 245B, 768 ICTA has been or may be applied to deny relief in respect of any ACT or loss or losses or excess charges or income of the Company

31.  Shares and securities

     31.1 The Company has not at any time:-

          31.1.1 purchased or agreed to purchase, repaid or agreed to repay or redeemed or agreed to redeem any shares of any class of its share capital or any amount paid up on any of its shares;

          31.1.2 capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description or passed or agreed to pass any resolution to do so;

          31.1.3 provided capital to any company on terms whereby the company so capitalised has in consideration of the provision of capital issued loan stock or other securities on terms which were otherwise than by way of a bargain made at arm's length

     31.2 The Company does not hold or have in issue:-

          31.2.1 any quoted  Eurobond  within the  meaning of section  124 ICTA;
     31.2.2 any shares or securities (as defined in section 132(3)(b) TCGA) other than the Shares;

          31.2.3 any qualifying corporate bond (as defined in section 117 TCGA);

          31.2.4 any deep discount security (as defined in paragraph 1 Schedule 4 ICTA);

          31.2.5 any deep gain security (as defined in paragraph 1 Schedule 11 FA 1989);

          31.2.6 any  qualifying  indexed  security  (as defined in  paragraph 2
     Schedule 11 FA 1989);

          31.2.7 any qualifying  convertible security (as defined in paragraph 2
     Schedule 10 FA 1990);

          31.2.8 any gilt-edged security falling within paragraph 20 Schedule 11 FA 1989 or any non-gilt-edged security falling within paragraph 21 Schedule 11 FA 1989;

          31.2.9 any security as defined in section 710 ICTA and has not made any transfer to which sections 711 to 728 (inclusive) ICTA could apply; or

          31.2.10 any debt which is a qualifying debt as defined in section 61 FA 1993

EXECUTED as a deed                  )
by JEFFREY RAYMOND WHITE            )
in the presence of:-                )

Witness's signature:
Name:
Address:


Occupation:



EXECUTED as a deed                  )
by DON STEWART                      )
in the presence of:-                )
Witness's signature:
Name:
Address:


Occupation:



EXECUTED as a deed                  )
by SIMON STUART FORREST             )
in the presence of:-                )
Witness's signature:
Name:
Address:


Occupation:

EXECUTED as a deed                  )
by VIZACOM, INC.                    )
in accordance with its constitution )
the laws of the State of Delaware   )